As filed with the Securities and Exchange Commission on November 15, 2006
An Exhibit List can be found on page II-5.
Registration No. 333-133768

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

AMENDMENT NO. 3
TO
FORM SB-2
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGNIS PETROLEUM GROUP, INC.
(Name of small business issuer in its charter)

Nevada	1311	16-1728419
(State or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

100 Crescent Court
7th Floor
Dallas, Texas 75201
(214) 459-8188
(Address and telephone number of principal executive offices and principal place of business)

Michael P. Piazza, Chief Executive Officer
IGNIS PETROLEUM GROUP, INC.
100 Crescent Court
7th Floor
Dallas, Texas 75201
(214) 459-8188
(Name, address and telephone number of agent for service)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas, 21st Flr.
New York, New York 10018
(212) 930-9700
(212) 930-9725 (fax)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common stock, $.001 par value issuable upon conversion of secured convertible debentures	30,000,000	$1.10	$33,000,000	$3,531.00
Common stock, $.001 par value issuable upon exercise of warrants exercisable at $0.81 per share	6,000,000	$1.10	$6,600,000	$706.20
Common stock, $.001 par value issuable upon exercise of warrants exercisable at $0.93 per share	6,000,000	$1.10	$6,600,000	$706.20
Common stock, $.001 par value issuable upon exercise of warrants exercisable at $1.25 per share	400,000	$1.25	$500,000	$53.50
Common stock, $.001 par value	125,000	$1.10	$137,500	$14.71
Total	42,525,000		$46,837,500	$5,011.61 (3)

(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of secured convertible debentures and exercise of warrants.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on May 1, 2006, which was $1.10 per share.

(3) Amount previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 15, 2006

IGNIS PETROLEUM GROUP, INC.
42,525,000 SHARES OF
COMMON STOCK

This prospectus relates to the resale by the selling stockholders of up to 42,525,000 shares of our common stock, including 125,000 shares of common stock, 30,000,000 shares of common stock underlying secured convertible debentures in the face amount of $5,000,000, up to 6,000,000 shares underlying warrants exercisable at $0.81 per share, up to 6,000,000 shares underlying warrants exercisable at $0.93 per share and up to 400,000 shares underlying warrants exercisable at $1.25 per share. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol “IGPG”. The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 14, 2006, was $0.27.

Investing in these securities involves significant risks. See “Risk Factors” beginning on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____, 2006.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Ignis Petroleum Group, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any jurisdiction where the offer or sale of these securities is not permitted. You should assume that the information contained in this prospectus is accurate as of the date on the front of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

All information contained herein relating to shares and per share data has been adjusted to reflect a 5:1 stock dividend effected on June 15, 2005.

All references herein to our fiscal year and our fiscal year end represent the twelve months ended June 30 and June 30, respectively, and all references herein to our fiscal quarters ended refer to September 30, December 31 and March 31, as appropriate.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read the entire prospectus carefully, including the section entitled “Risk Factors” and the consolidated financial statements and accompanying notes included elsewhere in this prospectus, before making an investment decision. Unless the context clearly indicates otherwise, references in this prospectus to “we,” “us,” “our” and “Ignis” refer to Ignis Petroleum Group, Inc. and its subsidiary on a consolidated basis.

IGNIS PETROLEUM GROUP, INC.

We are engaged in the exploration, development, and production of crude oil and natural gas properties in the United States. We plan to explore for, develop and produce crude oil and natural gas primarily in the onshore areas of the United States Gulf Coast. Our strategy is to build an energy portfolio that benefits from:

•	the maturing of new petroleum technologies, such as seismic interpretation;
•	the expected increase of oil and gas prices; and
•	the availability of short “outsteps” in the same play as previously-discovered hydrocarbons.

We have acquired several prospects that benefit from either state-of-the-art 3-D seismic data interpretation or other advancing technologies. In addition, we are actively seeking to acquire other prospects. We employ and leverage industry technology, engineering, and operating talent. We outsource lower value activities so that we can focus our efforts on the earliest part of the value chain while leveraging outstanding talent and strategic partnerships to execute our strategy. We believe this approach will allow us to grow our business through rapid identification, evaluation and acquisition of attractive prospects, while enabling us to use specialized industry talent and keep overhead costs to a minimum. We believe this strategy will result in significant growth in our reserves, production and financial strength.

We were an exploration stage company from our formation in December 2004 until we began producing oil and/or gas in October 2005. We are engaged in the acquisition, exploration, development and production of oil and gas resource properties located primarily in the United States Gulf Coast Region. Our ability to generate additional revenues and continue our planned principal business activity is dependent upon our successful efforts to raise additional equity financing and generate significant revenue. We incurred a net loss of $12,424,079 for the fiscal year ended June 30, 2006. For the three months ended September 30, 2006, we incurred a net loss of $4,278,526. The proceeds raised by us may not be sufficient to complete any of the above objectives. These factors raise substantial doubt regarding our ability to continue as a going concern.

Our principal executive offices are located at 100 Crescent Court, 7th Floor, Dallas, Texas 75201 and our telephone number is (214) 459-8188. We are a Nevada corporation.

The Offering

Common stock offered by selling stockholders	Up to 42,525,000 shares, including the following:

- 125,000 shares of common stock;

- 30,000,000 shares of common stock underlying secured convertible debentures;

- 6,000,000 shares underlying stock purchase warrants exercisable at $0.81 per share;

- 6,000,000 shares underlying stock purchase warrants exercisable at $0.93 per share; and

- 400,000 shares underlying stock purchase warrants exercisable at $1.25 per share.

Common stock to be outstanding after the offering	Up to 92,688,589 shares

Use of proceeds
We will not receive any proceeds from the sale of the common stock. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, Cornell Capital Partners, LP is entitled to exercise its warrants on a cashless basis if, after 130 days after filing of this registration statement if the shares of common stock underlying the warrants are not registered for resale pursuant to an effective registration statement or are eligible to be sold under Rule 144(k). In addition, the holders’ warrants to purchase 400,000 shares of common stock at an exercise price of $1.25 are also entitled to exercise their warrants on a cashless basis. In the event that any investor exercises its warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

Over-The-Counter Bulletin Board Symbol	IGPG

The above information regarding common stock to be outstanding after the offering is based on 50,288,589 shares of common stock outstanding as of November 6, 2006 and assumes the conversion of the debentures and exercise of the warrants.

RISK FACTORS

This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.

We incurred a net loss of $12,424,079 for the fiscal year ended June 30, 2006 and a net loss of $276,240 from December 9, 2004 (date of inception) to June 30, 2005. For the three months ended September 30, 2006, we incurred a net loss of $4,278,526. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that our future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our revenue. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

In their report dated October 13, 2006, our independent auditors stated that our financial statements for the fiscal year ended June 30, 2006 were prepared assuming that we would continue as a going concern. Our ability to continue as a going concern is an issue raised as a result of recurring losses from operations, lack of sufficient working capital and our dependence on outside financing. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including obtaining additional funding from the sale of our securities, increasing sales or obtaining loans and grants from various financial institutions where possible. Our continued net operating losses increase the difficulty in meeting such goals and such methods may not prove successful.

We Have a Limited Operating History and if We are not Successful in Continuing to Grow Our Business, Then We may have to Scale Back or Even Cease Our Ongoing Business Operations.

We have a limited history of revenues from operations and have limited tangible assets. We have yet to generate positive earnings and we cannot assure you that we will ever operate profitably. Our company has a limited operating history and just recently emerged from the exploration stage and began producing oil and/or gas. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations will be subject to all the risks inherent in the establishment of a new enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are not an established company and potential investors should be aware of the difficulties normally encountered by enterprises in the early stages of their development. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because We Are Small and Do Not Have Much Capital, We May Have to Limit our Exploration Activity Which May Result in a Loss of Your Investment.

Because we are small and do not have much capital, we must limit our exploration activity. As such we may not be able to complete an exploration program that is as thorough as we would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and you will lose your investment.

If We Are Unable to Successfully Recruit Qualified Managerial and Field Personnel Having Experience in Oil and Gas Exploration, We May Not Be Able to Continue Our Operations.

In order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Our current management team does not have a lot of technical experience in the oil and gas field. Competition for qualified individuals is intense. We may not be able to find, attract and retain existing employees and we may not be able to find, attract and retain qualified personnel on acceptable terms. If we are unable to find, attract and retain qualified personnel with technical expertise, our business operations could be harmed.

We Are Currently Dependent on Other Oil and Gas Operators for Operations on Our Prospects.

All of our current operations are prospects in which we own a minority interest. As a result, the drilling and operations are conducted by other operators, upon which we are reliant for successful drilling and revenues. In addition, as a result of our dependence on others for operations on our properties, we do not have any control over the timing, cost or rate of development on such properties. As a result, drilling operations may not occur in a timely manner or take more time than we anticipate as well as resulting in higher expenses, The inability of these operators to adaquately staff or conduct operations on these prospects could have a material adverse effect on our revenues and operating results.

As Most of Our Properties are in the Exploration Stage, We May Not Establish Commercial Discoveries on Such Properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. All but one of our properties are in the exploration stage only and are without proven reserves of oil and gas. On one of our properties, oil was recently discovered and has begun to produce revenues. We may not establish commercial discoveries on any other of our properties.

The Potential Profitability of Oil and Gas Ventures Depends Upon Factors Beyond Our Control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

The Oil And Gas Industry Is Highly Competitive And There Is No Assurance That We Will Be Successful In Acquiring Leases.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas leases, suitable properties for drilling operations and necessary drilling equipment, as well as for access to funds. We cannot predict if the necessary funds can be raised or that any projected work will be completed.

The Marketability of Natural Resources Will be Affected by Numerous Factors Beyond Our Control Which May Result in Us not Receiving an Adequate Return on Invested Capital to be Profitable or Viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulations concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and Gas Operations are Subject to Comprehensive Regulation Which May Cause Substantial Delays or Require Capital Outlays in Excess of Those Anticipated Causing an Adverse Effect on Our Company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploration and Production Activities are Subject to Environmental Regulations Which May Prevent or Delay the Commencement or Continuance of Our Operations.

In general, our exploration and production activities are subject to federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory Drilling Involves Many Risks and We May Become Liable for Pollution or Other Liabilities Which May Have an Adverse Effect on Our Financial Position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labor, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any Change to Government Regulation/Administrative Practices May Have a Negative Impact on Our Ability to Operate and Our Profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the United States or any other jurisdiction, may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitably.

Risks Relating to Our Current Financing Arrangement:

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Debentures Could Require Us to Issue a Substantially Greater Number of Shares, Which Will Cause Dilution to Our Existing Stockholders.

Our obligation to issue shares upon conversion of our secured convertible debentures is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of our secured convertible debentures (excluding accrued interest), based on market prices 25%, 50% and 75% below the market price, as of November 6, 2006 of $0.26.

			Number	% of
% Below	Price Per	With Discount	of Shares	Outstanding
Market	Share	at 6%	Issuable	Stock

25%	$0.195	$0.1833	27,277,687	35.17%
50%	$0.13	$0.1222	40,916,531	44.86%
75%	$0.065	$0.0611	81,833,061	61.94%

As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible debentures will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

The Continuously Adjustable Conversion Price Feature of Our Secured Convertible Debentures May Encourage Investors to Make Short Sales in Our Common Stock, Which Could Have a Depressive Effect on the Price of Our Common Stock.

The secured convertible debentures are convertible into shares of our common stock at a 6% discount to the trading price of the common stock prior to the conversion. The downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. Short sales by investors could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion of secured convertible debentures, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

The Issuance of Shares Upon Conversion of the Secured Convertible Debentures and Exercise of Outstanding Warrants May Cause Immediate and Substantial Dilution to Our Existing Stockholders.

The issuance of shares upon conversion of the secured convertible debentures and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholder may ultimately convert and sell the full amount issuable on conversion. Although Cornell Capital Partners, LP may not convert their secured convertible debentures if such conversion would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent Cornell Capital Partners, LP from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, Cornell Capital Partners, LP could sell more than their limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued upon conversion of the secured convertible debentures which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

In the Event that Our Stock Price Declines, the Shares of Common Stock Allocated for Conversion of the Secured Convertible Debentures and Registered Pursuant to this Registration Statement may not be Adequate and we may be Required to File a Subsequent Registration Statement Covering Additional Shares. If the Shares we have Allocated and are Registering Herewith are not Adequate and we are Required to File an Additional Registration Statement, we may Incur Substantial Costs in Connection Therewith.

Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the secured convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the secured convertible debentures. Accordingly, we have allocated and registered 30,000,000 shares to cover the conversion of the secured convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the secured convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.

If we are Required for any Reason to Repay Our Outstanding Secured Convertible Debentures, We Would be Required to Deplete Our Working Capital, if Available, or Raise Additional Funds. Our Failure to Repay the Convertible Debentures, if Required, Could Result in Legal Action Against us, Which Could Require the Sale of Substantial Assets.

In January 2006, we entered into a securities purchase agreement, as amended and restated, for the sale of $5,000,000 principal amount of secured convertible debentures. The secured convertible debentures are due and payable, with 7% interest, three years from the date of issuance, unless sooner converted into shares of our common stock. Any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the securities purchase agreement, as amended and restated, or related secured convertible debentures, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against us and the delisting of our common stock could require the early repayment of the secured convertible debentures, including default interest rate on the outstanding principal balance of the secured convertible debentures if the default is not cured with the specified grace period. We anticipate that the full amount of the secured convertible debentures will be converted into shares of our common stock, in accordance with the terms of the secured convertible debentures. If we were required to repay the secured convertible debentures, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the secured convertible debentures when required, the debenture holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

If an Event of Default Occurs under the Second Amended and Restated Securities Purchase Agreement, Secured Convertible Debentures or Security Agreements, the Investor Could Take Possession of all Our Goods, Inventory, Contractual Rights and General Intangibles, Receivables, Documents, Instruments, Chattel Paper, and Intellectual Property.

In connection with the securities purchase agreement, as amended and restated, we executed a security agreement in favor of the investor granting it a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement states that if an event of default occurs under the securities purchase agreement, as amended and restated, secured convertible debentures or security agreement, the investor has the right to take possession of the collateral, to operate our business using the collateral, and has the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

Risks Relating to Our Common Stock:

There Are a Large Number of Shares Underlying Our Outstanding Convertible Securities and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock.

As of November 6, 2006, we had 50,288,589 shares of common stock issued and outstanding, secured convertible debentures issued and outstanding that may be converted into 31,289,112 shares of common stock based on current market prices and outstanding warrants to purchase 15,613,333 shares of common stock. All of the shares issued to the selling stockholders or issuable to the selling stockholders upon conversion of the secured convertible debentures or upon exercise of its warrants may be sold without restriction upon the effectiveness of this registration statement. The sale of these shares may adversely affect the market price of our common stock.

If We Fail to Remain Current in Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, Cornell Capital Partners, LP is entitled to exercise its warrants on a cashless basis if, after 130 days after filing of this registration statement, the shares of common stock underlying the warrants are not registered for resale pursuant to an effective registration statement or are eligible to be sold under Rule 144(k). In addition, the holders warrants to purchase 400,000 shares of common stock at an exercise price of $1.25 are also entitled to exercise their warrants on a cashless basis. In the event that any investor exercises its warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to April 18, 2005, there was no trading market for our common stock. Our common stock was approved for trading on the National Association of Securities Dealers' Over-The-Counter Bulletin Board on April 18, 2005 under the symbol "SHRV". Our symbol was changed to "IGPG" effective July 14, 2005 to reflect our name change to Ignis Petroleum Group, Inc. The following table sets forth the quarterly high and low bid information for our common stock as reported by the National Association of Securities Dealers' Over-The-Counter Bulletin Board for the periods indicated below. The over-the-counter quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. The reported bid prices reflect the 5 for 1 stock dividend that occurred on June 15, 2005.

	Fiscal Year 2005		Fiscal Year 2006		Fiscal Year 2007
	High	Low	High	Low	High	Low
First Quarter	xxx	xxx	$2.88	$0.98	$0.55	$0.17
Second Quarter	xxx	xxx	$2.73	$0.65	$0.34	$0.24
Third Quarter	xxx	xxx	$1.63	$0.65	Xxx	xxx
Fourth Quarter	$12.00	$0.98	$1.24	$0.37	xxx	xxx

(1)	As of November 14, 2006.

Holders

As of November 6, 2006, we had approximately 49 record holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is Empire Stock Transfer, Inc., 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89704.

On June 1, 2005, we declared a stock dividend of five shares of common stock for each one share of common stock outstanding of record on June 13, 2005, which stock dividend was paid on June 15, 2005. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. By the terms of our agreements with Cornell Capital Partners, LP, we are required to obtain the prior written consent of Cornell Capital Partners, LP prior to paying dividends or redeeming shares of our stock while the secured convertible debentures are outstanding. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as our Board of Directors deems relevant.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND PLAN OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. You should read statements that contain these words carefully because they:

•	discuss our future expectations;
•	contain projections of our future results of operations or of our financial condition; and
•	state other “forward-looking” information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors,” “Business” and elsewhere in this prospectus. See “Risk Factors.”

Plan of Operations

Our strategy is to identify and acquire prospects with attractive return potential and significant in-field development and expansion opportunities. We hope to accomplish this through a disciplined approach and a rigorous process of screening and evaluating projects. We seek to apply the most advanced technologies and methods with staff, consultants, and operating partners having proven track records. Our strategy emphasizes the following core elements:

•	Focused geography;
•	Experienced team;
•	Prospects with attractive risk to reward balance;
•	Control over value-added activities; and
•	Conservative financial and cost structure.

Focused Geography

We intend to focus on specific geographic areas primarily along the onshore United States Gulf Coast. We believe that substantial undiscovered reserves remain in this region. Because of significant existing 3-D seismic data, numerous industry participants are currently engaged in the reprocessing and review of this data to identify prospective acreage. In addition, many of the major and large independent oil companies are focusing less on such areas as they are engaged in seeking “elephant” fields in the offshore and international areas. At present we own several prospects and we intend to initially focus our resources primarily to develop those opportunities. In the future, we intend to generate prospects both internally and in partnership with others to take advantage of area-specific expertise gained by exploration specialists over the past few decades.

Experienced team

We have assembled a highly talented team of professionals with executive, exploration, engineering and financial experience. We intend to employ personnel with specialized geological, geophysical and other technical expertise to carry out the most crucial value-added functions. We seek to attract and retain a high-quality workforce by offering an entrepreneurial team-oriented environment, equity ownership and performance-based compensation programs. Please see “Directors and Executive Officers” for a complete discussion of the members of our management team.

Prospects with attractive risk to reward balance

We plan to grow reserves through drilling a balanced portfolio of prospects. We will retain the majority of the interests in those prospects that we believe will have a highly attractive risk to reward balance and where we have high confidence in its success. Such prospects will have a high expected net present value relative to capital investment. Additionally, we will sell a portion of our interests in prospects that involve higher costs and greater risks, to industry partners. This will mitigate our exploration risk and fund the anticipated capital requirements and will enable us to gain access, through trades of property interest, to our partners’ prospects in order to diversify our exploratory program.

Control over value-added activities

In our participation agreements with industry partners, we seek to exercise control over what we believe are the most critical functions in the exploration process. These functions include:

•	Identification, evaluation and acquisition of prospects;
•	Creation of development plans and design of drill sites;
•	Management of portfolio risk; and
•	Direction of critical reservoir management and production operations activities.

Our approach is to perform the day to day field operations activities by contracting experienced operators with proven track records.

Conservative financial and cost structure

We believe that a conservative financial structure is crucial to consistent, positive financial results. This has benefits for the management of cyclical swings in the industry and enables us to move quickly to take advantage of acquisition and drilling opportunities. In order to maximize our financial flexibility while improving overall stockholder returns, we plan to maintain a conservative debt-to-capital ratio. We seek to fund most of our ongoing capital expenditures from operating cash flow, reserving our debt capacity for potential investment opportunities that will profitably add to our program. Part of a sound financial structure is constant attention to costs, both operating and overhead. We will work to control our operating and overhead costs, and institute a formal, disciplined capital budgeting process. We will, wherever practicable, use partnerships to leverage our resources and enhance our ability to meet objectives.

Planned Projects

The table below outlines specific oil and gas projects that we have planned through June 30, 2007 and the estimated time to for us to drill the test well to casing point or complete the test well and begin production on each of our prospects. We anticipate raising an additional $5 million during the fiscal year ending June 30, 2007 to conduct our planned operations. We currently do not have any contracts, plans or commitments for any additional financing. There is no guarantee that we will be successful in raising additional funds on terms that are acceptable to us, if at all. If we are unable to raise additional funds, we will be forced to reduce or eliminate the drilling activities outlined below.

Prospect	Activity planned through June 30, 2007	Expected Date to Reach Casing Point for Test Well on Prospect or Complete and Begin Production
Barnett Shale	Finish completion of two wells and continue production on one well.	April 2006 completed first well that is in production and two additional wells expected to be finished drilling by December 2006
Crimson Bayou	Complete drilling one test well, analyze log and consider completing the well and beginning production.	2007
Sherburne Prospect	Complete drilling one test well, analyze log and consider completing the well and beginning production.	December 2006

The table below outlines the following:

•	the estimated amount of costs we have incurred to date for specific oil and gas projects, including the costs to acquire our interests in the prospects, if any;
•	the estimated cash outlays that are expected to be incurred by us to drill test wells to casing point and determine whether or not to complete such test wells;
•	the estimated cash outlays that are expected to be incurred by us to complete the test wells and begin production, if we deem it advisable to do so;
•	the total costs expected to be incurred by us on each of the prospects; and
•	the percentage of the total costs for each prospect expected to be incurred by us through December 31, 2006.

If we are not satisfied with the results of our test wells on any of the prospects, we will not complete such well and no additional wells will be drilled on such prospect unless we decide to drill a substitute test well. If we are unable to raise an additional $5 million in gross proceeds from Cornell Capital or other sources during calendar year 2006, we will be forced to slow down or stop our drilling activities and the costs outlined below will be reduced accordingly.

Prospect	Estimated Costs Incurred To Date, Including Acquisition and Drilling Costs	Estimated Remaining Costs to Drill Test Well to Casing Point	Estimated Costs to Complete Test Well and Begin Production, if Deemed Advisable	Estimated Total Cost of Proposed Drilling on Prospect	Estimated Percentage of Total Costs to be Incurred through December 31, 2006
Acom A-6	$1,700,000	-0-	-0-	$1,700,000	100%
Barnett Shale	$550,000	-0-	-0-	$550,000	100%
Crimson Bayou	$100,000	$600,000	$500,000	$1,200,000	10%
Sherburne Prospect	$500,000	-0-	-0-	$500,000	100%
TOTAL:	$2,850,000	$600,000	$500,000	$3,950,000

RESULTS OF OPERATIONS

Results of operations for period December 9, 2004 (Inception) to June 30, 2005

We did not earn any revenues during the period December 9, 2004 (Inception) to June 30, 2005. We were an exploration stage company.

We incurred operating expenses in the amount of $348,124 for the period December 9, 2004 (Inception) to June 30, 2005. These operating expenses were mainly comprised of payroll expenditures of $100,000, professional fees of $54,122, other office and related expenses of $67,637, travel expenses of $18,139, rent expense of $7,055 and advertising of $6,602.

We incurred impairment charge of $94,569 related to the Acom 6 Prospect at June 30, 2005.

We incurred interest expense of $22,685 on our convertible promissory notes payable.

Results of operations for the year ended June 30, 2006

Revenues for the year ended June 30, 2006 were $519,535. Revenue was a result of production of crude oil and natural gas at the Acom A-6 Prospect, located in Chambers County, Texas and the Barnett Shale prospect, located in Montague and Cooke counties, Texas.

We incurred operating expenses in the amount of $9,510,521 for the year ended June 30, 2006.

Depletion expense was $463,281 for the year ended June 30, 2006. Depletion expense is related to the Acom A-6 prospect and the Barnett Shale prospect.

The Wefel Family Trust 19-1 #1 well (Barnett Crossroads Prospect), located in Escambia County, Alabama, commenced drilling operations on March 20, 2006 and reached a total depth of 14,600 feet on April 25, 2006. We found shows of oil and gas in three separate dolomite stringers within the 400-foot target Smackover formation. The amount of recoverable reserves; however, was deemed to be less than necessary to warrant a commercial completion and we decided to plug and abandon the well. A total of $2,813,268 was expensed in connection with this transaction. In addition, we recorded a $2,000,000 impairment expense related to its North Wright Field investments.

General and administrative expenses of $4,233,971 were mainly comprised of payroll expenditures of $1,635,075 (of which $259,075 was in cash and $1,376,000 was a non-cash issuance of our common stock), professional fees of $1,882,705 (of which $766,223 was in cash and $1,116,482 was a non-cash issuance of our common stock), advertising of $224,000, rent expense of $63,935, travel expenses of $89,385, amortization of debt fees of $133,280 (non-cash) and other office and related expenses of $126,591. The total cash expended for general and administrative expenses were $1,529,209.

We incurred interest expense of $2,102,681 of which $1,931,886 represented amortization of the discount associated with the convertible debentures. In addition, we incurred a charge of $1,299,201 in connection with valuing our derivative liability to actual at June 30, 2006. Both the amortization of the discount and the charge related to the derivative liability are non-cash charges.

Results of operations for the three months ended September 30, 2006 compared to the three months ended September 30, 2005

Revenues for the three months ended September 30, 2006 were $471,214. Revenue was a result of production of crude oil and natural gas at the Acom A-6 Prospect, located in Chambers County, Texas and the Barnett Shale prospect, located in Montague and Cooke counties, Texas. There were no revenues for the three months ended September 30, 2005.

We incurred operating expenses in the amount of $1,152,149 and $1,050,858 for the three months ended September 30, 2006 and 2005, respectively.

We recorded a $199,302 impairment expense related to our North Wright Field investment.

Depletion expense was $403,193 for the three months ended September 30, 2006. Depletion expense is related to the Acom A-6 prospect and the Barnett Shale prospect.

For the three months ended September 30, 2006 general and administrative expenses of $549,655 were mainly comprised of payroll expenditures of $101,203, professional fees of $266,004 (of which $172,523 was in cash and $93,481 was a non-cash issuance of our common stock), advertising of $10,090, rent expense of $28,379, travel expenses of $28,799, amortization of debt fees of $66,640 (non-cash) and other office and related expenses of $48,540. The total cash expended for general and administrative expenses were $389,534. For the three months ended September 30, 2005 general and administrative expenses were $1,050,858. These operating expenses were mainly comprised of payroll expenditures of $280,562 (of which $207,000 was a non-cash issuance of our common stock), professional fees of $671,458 (of which $561,000 was a non-cash issuance of our common stock), advertising of $64,300, rent expense of $7,927, travel expenses of $10,007, and other office and related expenses of $16,605.. The total cash expended for general and administrative expenses were $282,858.

For the three months ended September 30, 2006 we incurred interest expense of $883,255 of which $690,491 represented amortization of the discount associated with the convertible debentures. In addition, we incurred a charge of $2,714,336 in connection with valuing our derivative liability to actual at September 30, 2006. Both the amortization of the discount and the charge related to the derivative liability are non-cash charges.

LIQUIDITY AND CAPITAL RESOURCES
As of September 30, 2006, we had a working capital deficit of $223,196. For the three ended September 30, 2006, we generated a net cash flow deficit from operating activities of $239,525. Cash used in investing activities totaled $139,350, which was utilized for the purchase of oil and gas properties. Cash provided by financing activities totaled $500,000.

We expect continued capital expenditures through the end of calendar year 2006, contingent upon raising capital. These anticipated expenditures are for seismic data acquisitions, land and drilling rights acquisitions, drilling programs, overhead and working capital purposes. We have sufficient funds to conduct our operations for approximately four months under our current drilling plan without additional external capital or improved operating income. We anticipate that we will need approximately $5 million to continue our planned operations for the next 12 months, depending on revenues from operations. Additional financing may not be available in amounts or on terms acceptable to us, if at all. If we are unable to secure additional capital, we will be forced to slow or stop our drilling activities.

By reducing our drilling activity to a level consistent with our current capital resources, we believe we could continue to operate our business for at least 12 months. However, if during that period or thereafter, we are not successful in generating sufficient liquidity from operations or in raising sufficient capital resources, on terms acceptable to us, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

We presently do not have any available credit, bank financing or other external sources of liquidity. Due to our brief history and historical operating losses, our operations have not been a source of liquidity. We will need to obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. We cannot assure you that we will be successful in obtaining additional funding.

We will still need additional investments in order to continue operations to cash flow break even. Additional investments are being sought, but we cannot guarantee that we will be able to obtain such investments. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock and a downturn in the U.S. stock and debt markets could make it more difficult to obtain financing through the issuance of equity or debt securities. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing. Further, if we issue additional equity or debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, we will have to curtail our operations.

Our registered independent auditors have stated in their report dated October 13, 2006, that we are dependent on outside financing, lack sufficient working capital, and have incurred recurring losses from operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with Cornell Capital Partners, LP, an accredited investor, on January 5, 2006 and amended and restated on February 9, 2006 and April 28, 2006, for the sale of $5,000,000 in secured convertible debentures and 12,000,000 warrants. This prospectus relates to the resale of the common stock underlying the secured convertible debentures and warrants. The investors provided us with an aggregate of $5,000,000 as follows:

•	$2,500,000 was disbursed on January 5, 2006;
•	$1,500,000 was disbursed on February 9, 2006; and
•	$1,000,000 was disbursed on April 28, 2006.

Out of the $5 million in gross proceeds we received from Cornell Capital upon issuance of the secured convertible debentures, the following fees payable in cash have been deducted in connection with the transaction:

•	$400,000 fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$15,000 structuring fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$5,000 due diligence fee payable to Cornell Capital;
•	$250,000 placement agent fee payable to Stonegate Securities, Inc.; and
•	$65,000 other professional fees paid at closing

Thus, we received net proceeds of $4,265,000 from the issuance of secured convertible debentures to Cornell Capital, prior to any other expenses we have or will incur in connection with the transaction. In connection with the issuance of secured convertible debentures to Cornell Capital, we were required under our placement agency agreement with Stonegate Securities, Inc. to issue to affiliates of Stonegate 75,000 shares of our common stock and 5-year warrants to purchase 400,000 shares of our common stock at an exercise price of $1.25.

The secured convertible debentures bear interest at 7%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at the lower of (i) $0.93 or (ii) 94% of the lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 30 trading days immediately preceding the date of conversion. Accordingly, there is no limit on the number of shares into which the secured convertible debentures may be converted. As of November 6, 2006, the lowest intraday trading price for our common stock during the preceding 30 trading days as quoted by Bloomberg, LP was $0.17 and, therefore, the conversion price for the secured convertible debentures was $0.1598. Based on this conversion price, the $5,000,000 in secured convertible debentures, excluding interest, were convertible into 31,289,112 shares of our common stock. The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

•
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

•
If we issue rights, options or warrants to all holders of our common stock (and not to Cornell Capital) entitling them to subscribe for or purchase shares of common stock at a price per share less than $0.93 per share, other than issuances specifically permitted be the securities purchase agreement, as amended and restated, then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

•
If we issue shares, other than issuances specifically permitted be the securities purchase agreement, as amended and restated, of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $0.93 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

•
If we distribute to all holders of our common stock (and not to Cornell Capital) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

•
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, Cornell Capital will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures; and

•
If we engage in a merger, consolidation or sale of more than one-half of our assets, then Cornell Capital will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue to a convertible debenture with similar terms.

In connection with the securities purchase agreement, as amended and restated, we issued Cornell Capital warrants to purchase 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and warrants to purchase 6,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.93. Six million of the warrants were issued upon closing on January 5, 2006 and the other six million were issued on April 28, 2006 in connection with amending and restating our securities purchase agreement. We have the option to force the holder to exercise the warrants, as long as the shares underlying the warrants are registered pursuant to an effective registration statement, if our closing bid price trades above certain levels. If the closing bid price of our common stock is greater than or equal to $1.10 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.81. If the closing bid price of our common stock is greater than or equal to $1.23 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.93.

In connection with the exercise of any of the warrants issued to Cornell Capital, we are required under our placement agency agreement with Stonegate Securities, Inc. to pay a fee to Stonegate equal to five percent (5%) of the gross proceeds of any such exercise.

The investor has contractually agreed to restrict its ability to convert the secured convertible debentures or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock. If the conversion price is less than $0.93, the investor may not convert more than $425,000 of secured convertible debentures in any month, unless we waive such restriction. In the event that the conversion price is equal to or greater than $0.93, there is no restriction on the amount that the investor can convert in any month.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date if the closing bid price of our common stock, is less than $0.93 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 15% redemption premium, and accrued interest.

In connection with the second amended and restated securities purchase agreement, we also entered into a second amended and restated registration rights agreement providing for the filing, within five days of April 28, 2006, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 130 days after filing and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) January 5, 2008. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement no later than May 3, 2006, or if the registration statement is not declared effective by September 5, 2006, we are required pay to Cornell Capital, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

We also pledged 18,750,000 shares of common stock to secure the obligations incurred pursuant to the securities purchase agreement, as amended and restated.

Historical Sources of Capital

Historically, we have funded our operations primarily through private placement of equity securities. The following table summarizes our historical sources of capital resources for Ignis Petroleum Group, Inc. Share amounts below have been adjusted for the five-for-one stock dividend paid to holders of our common stock of record on June 13, 2005.

Investor	Date	Number and Type of Securities Issued	Aggregate Consideration Received
Doug Berry	May 25, 2004	12,000,000 shares of common stock	$2,000.00
30 purchasers	June 25, 2004	18,000,000 shares of common stock	$30,000
six purchasers	June 30, 2004	1,200,000 shares of common stock	$20,000
Stockholders of Ignis Petroleum Corporation	May 16, 2005	9,600,000 shares of common stock	1,600,000 shares of Ignis Petroleum Corporation’s common stock
Petrofinanz GmbH	June 15, 2005	400,000 shares of our common stock	$200,000
Petrofinanz GmbH	July 26, 2005	3,000,000 units, with each unit consisting of one share of common stock and one 2-year warrant to purchase one share of common stock at an exercise price of $1.50 per share	$1,500,000
Michael Piazza	August 2005	150,000 shares of common stock	Services as CEO
Michael Piazza	October 2005	350,000 shares of common stock	Services as CEO
D.B Management, LTD.	August 15, 2005	240,000 shares of common stock	Services as director
Alexander A. Kulpecz	August 17, 2005	59,375 shares of common stock	Consulting services
Frederick C. Stein	August 17, 2005	25,000 shares of common stock	Consulting services
Joseph Gittelman	August 25, 2005	43,750 shares of common stock	Consulting services
Newton Properties, Inc.	September 22, 2005	3,100,000 shares of common stock	Conversion of notes originally issued to acquire rights in Barnett Crossroads and North Wright Field Prospects
Newton Properties, Inc.	September 30, 2005	400,000 shares of common stock	Additional time to spud wells on oil and gas leases
Petrofinanz GmbH	October 18, 2005	133,333 units, with each unit consisting of one share of common stock and one 2-year warrant to purchase one share of common stock at an exercise price of $2.00 per share	$200,000
Affiliates of Stonegate Securities, Inc.	October 21, 2005	50,000 shares of common stock	Services as placement agent
Petrofinanz GmbH	October 28, 2005	80,000 units, with each unit consisting of one share of common stock and one 2-year warrant to purchase one share of common stock at an exercise price of $2.00 per share	$100,000
Petrofinanz GmbH	December 22, 2005	$100,000 note	$100,000
Cornell Capital Partners, LP	January 5, 2006	$2,500,000 in secured convertible debentures and 5,774,592 warrants. The warrants entitle Cornell Capital to purchase 3,086,420 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and 2,688,172 shares of our common stock exercisable for a period of five years at an exercise price of $0.93	$2,500,000
Affiliates of Stonegate Securities, Inc.	January 5, 2006	75,000 shares of common stock	Services as placement agent
Roger A. Leopard	January 20, 2006	30,000 shares of common stock	Services as director
Geoff Evett	January 20, 2006	30,000 shares of common stock	Services as director
Cornell Capital Partners, LP	February 9, 2006	$1,500,000 in secured convertible debentures	$1,500,000
Alexander A. Kulpecz	February 9, 2006	89,063 shares of common stock	Consulting services
Frederick C. Stein	February 9, 2006	37,500 shares of common stock	Consulting services
Joseph Gittelman	February 9, 2006	65,625 shares of common stock	Consulting services
Timothy Hart	February 9, 2006	10,000 shares of common stock	Services as CFO
Petrofinanz GmbH	April 19, 2006	181,818 shares of common stock	$200,000
Cornell Capital Partners, LP	April 28, 2006	$1,000,000 in secured convertible debentures	$1,000,000
Michael Piazza	May 2006	500,000 shares of common stock	Services as CEO
Eric Hanlon	May 2006	120,000 shares of common stock	Consulting services
Roger A. Leopard	July 20, 2006	25,000 shares of common stock	Services as director
Geoff Evett	July 20, 2006	25,000 shares of common stock	Services as director
Eric Hanlon	September 21, 2006	90,000 shares of common stock	Consulting services
Alexander A. Kulpecz	September 21, 2006	59,375 shares of common stock	Consulting services
Frederick C. Stein	September 21, 2006	25,000 shares of common stock	Consulting services
Joseph Gittelman	September 21, 2006	43,750 shares of common stock	Consulting services

CRITICAL ACCOUNTING POLICIES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions about future events that affect the amounts reported in the financial statements and accompanying notes. Future events and their effects cannot be determined with absolute certainty. Therefore, the determination of estimates requires the exercise of judgment. Actual results inevitably will differ from those estimates, and such difference may be material to our financial statements. We believe that the following discussion addresses our Critical Accounting Policies.

Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset, are primarily determined under either the unit-of-production method or the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

The accounting for our business is subject to special accounting rules that are unique to the oil and gas industry. There are two allowable methods of accounting for oil and gas business activities: the successful-efforts method and the full-cost method. There are several significant differences between these methods. Under the successful-efforts method, costs such as geological and geophysical (G&G), exploratory dry holes and delay rentals are expensed as incurred, where under the full-cost method these types of charges would be capitalized to their respective full-cost pool.

We use the “successful efforts” method to account for our exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with exploratory dry holes being expensed as incurred. To date, we have incurred $2,813,268 in dry hole costs that have been expensed as such. We have yet to determine any other dry holes that we are drilling or plan to drill. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method for each field.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves. Significant unproved properties are assessed for impairment individually and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that we expect to hold the properties. The valuation allowances are reviewed at least annually. Other exploratory expenditures, including geological, geophysical and 3-D seismic survey costs are expensed as incurred.

Production costs are expensed as incurred.

In the absence of a determination as to whether the reserves that have been found can be classified as proved we will not carry the costs of drilling such an exploratory well as an asset for more than one year following completion of drilling. If after that year has passed a determination that proved reserves have been found cannot be made we will assume the well is impaired and charge its costs to expense.

Proved oil and gas properties held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties, and projected cash expenditures are not discounted. To date we have not had any environmental cost liabilities.

We accrue for contingencies in accordance with Statement of Accounting Standards ("SFAS") No. 5, "Accounting for Contingencies," when it is probable that a liability or loss has been incurred and the amount can be reasonably estimated. Contingencies by their nature relate to uncertainties that require our exercise of judgment both in assessing whether or not a liability or loss has been incurred and estimating the amount of probable loss. To date we have not had any significant contingency accruals.

We account for income taxes in accordance with SFAS No.109. Since we are in the early stages of our development, our deferred tax assets are not expected to be utilized in the future. We have provided a full valuation allowance against the assets.

We adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

In February 2006, the FASB issued FASB Statement No. 155 (SFAS 155), “Accounting for Certain Hybrid Financial Instruments: an amendment of FAS 133 and 140.” FAS 155 nullifies the guidance from the FASB’s Derivatives Implementation Group (DIG) in Issue D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets, which deferred the application of the bifurcation requirements of SFAS 133 for certain beneficial interests. FAS 155 provides a fair value measurement option for certain hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation and requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or whether they are hybrid instruments that contain embedded derivatives requiring bifurcation. FAS 155 also provides clarification on specific points related to derivative accounting. FAS 155 is effective for fiscal years beginning after September 15, 2006.

In June 2001, the FASB issued SFAS No.143 “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that an asset retirement obligation associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized asset retirement obligation, is depleted such that the cost of the asset retirement obligation is recognized over the life of the asset.

BUSINESS

Our History

Ignis Petroleum Corporation was incorporated in the State of Nevada on December 9, 2004.

On May 11, 2005, the stockholders of Ignis Petroleum Corporation entered into a stock exchange agreement with Sheer Ventures, Inc. pursuant to which Sheer Ventures, Inc. issued 9,600,000 shares of common stock in exchange for all of the issued and outstanding shares of common stock of Ignis Petroleum Corporation. As a result of this stock exchange, Ignis Petroleum Corporation became a wholly owned subsidiary of Sheer Ventures, Inc. The stock exchange was accounted for as a reverse acquisition in which Ignis Petroleum Corporation acquired Sheer Ventures, Inc. in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Also on May 11, 2005, and in connection with the stock exchange, D.B. Management Ltd., a corporation owned and controlled by Doug Berry, who was then the President, Chief Executive Officer, Secretary, Treasurer and sole director of Sheer Ventures, Inc., agreed to sell an aggregate of 11,640,000 shares of Sheer Ventures, Inc.’s common stock to six individuals, including Philipp Buschmann, the President, Secretary, Treasurer and sole director of Ignis Petroleum Corporation, for $0.0167 per share for a total purchase price of $194,000. The stock exchange and the stock purchase were both consummated on May 16, 2005.

On July 11, 2005, Sheer Ventures, Inc. changed its name to Ignis Petroleum Group, Inc.

Our Operations

We are engaged in the exploration, development, and production of crude oil and natural gas properties in the United States. We plan to explore for and develop crude oil and natural gas primarily in the onshore areas of the United States Gulf Coast. Our strategy is to build an energy portfolio that benefits from:

•	the maturing of new petroleum technologies, such as seismic interpretation;
•	the expected increase of oil and gas prices; and
•	the availability of short “outsteps” in the same play as previously-discovered hydrocarbons.

We have acquired several prospects that benefit from state-of-the-art 3-D seismic data interpretation. In addition, we are actively seeking to acquire other prospects, although we currently do not have any contracts or commitments for other prospects. We employ and leverage industry technology, engineering, and operating talent. We may, from time to time, participate in high-value or fast-payback plays for short-term strategic reasons. We outsource lower value activities so that we can focus our efforts on the earliest part of the value chain while leveraging outstanding talent and strategic partnerships to execute our strategy. We believe this approach will allow us to grow our business through rapid identification, evaluation and acquisition of high-value prospects, while enabling it to use specialized industry talent and keep overhead costs to a minimum. We believe this strategy will result in significant growth in our reserves, production and financial strength.

Our Properties

We own or have the right to acquire working interests in the following oil and gas prospects in the United States onshore Gulf Coast region.

North Wright Field Prospect

We have the right to earn 75% of the working interest, which is equal to a 52.5% net revenue interest, in oil and gas leases and proposed operations covering the North Wright Field Prospect, which is located in Acadia Parish, Louisiana. We will carry 100% of the costs to drill and test each well drilled on the prospect. Bayou City Exploration, Inc. will be the operator of the prospect. The remaining 25% of the working interest in the prospect will be held by Argyle Energy, Inc., who will hold 12.5% of the working interest, and three other parties, who collectively will hold 12.5% of the working interest in the prospect. We are required to commence drilling operations on the prospect on or before December 31, 2006, or our interests in the prospect will revert to Argyle. We decided not to pursue the prospect and have taken a $2,000,000 write down of the property as of June 30, 2006. The North Wright Field Prospect is currently unproved.

Acom A-6 Property

We have 25% of the working interest, which is equal to an 18.75% net revenue interest, in the Acom A-6 Prospect, which is located in Chambers County, Texas. Kerr-McGee Oil & Gas Onshore LP, d/b/a KMOG Onshore LP is the operator of the prospect and holds the remainder of the working interest. Drilling of this prospect commenced production in August 2005 and was completed in October 2005. The Acom A-6 Prospect currently holds proved reserves and is producing oil and gas with revenues being earned by us. We have estimated remaining proved reserves of 8,701 Bbls of oil and 48,045 Mcf of gas. We have realized a total of 10,299 Bbls of oil at an average price of $61.09 and 41,955 Mcf of gas at an average price of $7.47 through September 30, 2006.

Our partner and operator, Kerr-McGee, recently performed a workover of the well to clean out paraffin buildup, which had progressively reduced the oil and gas production rates. Upon completion of the project, the downhole pressure increased to levels close to those encountered when production began in October 2005, and average gross daily production rates increased to over 225 barrels of crude oil and 1.15 million cubic feet of natural gas.

Crimson Bayou Prospect

We have the right to earn 25% of the working interest, which is equal to a 17.88% net revenue interest, in the test well before payout and 20% of the working interest, which is equal to a 14.3% net revenue interest, after payout in the Crimson Bayou Prospect, which is located in Iberville Parish, Louisiana. Range Production I, L.P. is the operator of the prospect and will hold the remainder of the working interest. Drilling of the first test well on the prospect is expected to commence in 2007. The Crimson Bayou Prospect is currently unproved.

Barnett Shale Property

We hold 12.5% of the working interest, which is equal to a 9.38% net revenue interest before payout and 10% of the working interest, which is equal to a 7.5% net revenue interest after payout, in three wells located in the Barnett Shale trend in Greater Fort Worth Basin, Texas. Rife Energy Operating, Inc. is the operator of the prospect and holds a majority of the remaining working interest. All three wells have been drilled. One well has been completed and is producing oil and gas. The other two wells have been partially completed to test the geological formations and have some revenue production.  During the fourth calendar quarter of 2006, we anticipate that we will complete these two wells, which will bring them up to their full production potential. The Barnett Shale Prospect currently holds proved reserves and is producing oil and gas. We have estimated proved reserves of 2,072 Bbl’s of oil and 13,085 Mcf’s of gas. Between April 6, 2006 and September 30, 2006 the Barnett Shale wells produced 429 Bbls of oil and 3.1 Mcf of gas, net to us.

Ignis Barnett Shale Joint Venture

On September 27, 2006, through our wholly-owned subsidiary, Ignis Barnett Shale, LLC, we entered into a purchase and sale agreement with W.B. Osborn Oil & Gas Operations., Ltd. and St. Jo Pipeline, Limited to acquire the 45% of W.B. Osborn Oil & Gas Operations and St. Jo Pipeline’s interest in the acreage, oil and natural gas producing properties and natural gas gathering and treating system located in the St. Jo Ridge Field in the North Texas Fort Worth Basin. The purchase price of the acquisition is $17,600,000, subject to certain adjustments, plus $850,000 payable by us in thirty-six monthly installments of $23,611, beginning one month after closing. In addition, we agreed to fund additional lease acquisitions up to a total of $5,000,000 for a period of two years. We have paid a total deposit of $100,000 to provide for certain rights under the agreement including the right to extend the closing until November 15, 2006, the expected closing date. Upon closing, Ignis Barnett Shale, LLC will obtain 100% financing and our deposit will be reimbursed.

Sherburne Prospect

On May 5, 2006 we entered into a participation agreement to drill the Sherburne Field Development prospect, located in Pointe Coupee Parish, Louisiana. Under the terms of the agreement, we will pay 15% of the drilling, testing and completion costs. Upon completion, we will earn a 15% working interest in the well before payout and an 11.25% working interest in the well after payout. Drilling operations commenced in August 2006 and was finished in September 2006. Multiple gas zones were detected. The commercial viability of the gas zones will be tested in the fourth quarter of 2006. The Sherburne Prospect is currently unproved.

Oil

The following is the amount of revenue and production from oil on our properties for the listed periods.

Month	Revenue ($)	Production (barrels)	Average Price per Barrel ($)

October 2005	$14,357	246.97	$58.13
November 2005	69,375	1,245.56	55.70
December 2005	66,568	1,199.51	55.50
January 2006	52,368	855.51	61.21
February 2006	38,964	668.97	58.24
March 2006	37,106	635.14	58.42
April 2006	19,405	299.24	64.85
May 2006	6,475	98.73	65.58
June 2006	23,289	352.30	66.10
July 2006	81,957	1,214.73	67.46
August 2006	98,097	1,439.35	68.15
September 2006	121,217	2,043.26	59.32

Total	$629,178	10,299.47	61.09

Natural Gas

The following is the amount of revenue and production from natural gas on our properties for the listed periods.

Month	Revenue ($)	Production (thousand cubic feet)	Average Price per thousand cubic feet ($)

October 2005	$8,522	805	$10.58
November 2005	33,109	4,339	7.63
December 2005	24,074	2,937	8.19
January 2006	29,113	3,299	8.82
February 2006	19,778	2,695	7.33
March 2006	24,355	3,290	7.40
April 2006	8,012	1,031	7.77
May 2006	2,092	287	7.28
June 2006	14,389	2,167	6.64
July 2006	47,117	6,869	6.86
August 2006	53,052	7,118	7.45
September 2006	50,000	7,118	7.02

Total	$313,613	41,955	7.47

Competitors

Oil and gas exploration and acquisition of undeveloped properties is a highly competitive and speculative business. We compete with a number of other companies, including major oil companies and other independent operators which are more experienced and which have greater financial resources. Such companies may be able to pay more for prospective oil and gas properties. Additionally, such companies may be able to evaluate, bid for and purchase a greater number of properties and prospects than our financial and human resources permit. We do not hold a significant competitive position in the oil and gas industry.

Governmental Regulations

Our operations are subject to various types of regulation at the federal, state and local levels. Such regulation includes requiring permits for the drilling of wells; maintaining bonding requirements in order to drill or operate wells; implementing spill prevention plans; submitting notification and receiving permits relating to the presence, use and release of certain materials incidental to oil and gas operations; and regulating the location of wells, the method of drilling and casing wells, the use, transportation, storage and disposal of fluids and materials used in connection with drilling and production activities, surface usage and the restoration of properties upon which wells have been drilled, the plugging and abandoning of wells and the transporting of production. Our operations are also subject to various conservation matters, including the regulation of the size of drilling and spacing units or proration units, the number of wells which may be drilled in a unit, and the unitization or pooling of oil and gas properties. In this regard, some states allow the forced pooling or integration of tracts to facilitate exploration while other states rely on voluntary pooling of lands and leases, which may make it more difficult to develop oil and gas properties. In addition, state conservation laws establish maximum rates of production from oil and gas wells, generally limit the venting or flaring of gas, and impose certain requirements regarding the ratable purchase of production. The effect of these regulations is to limit the amounts of oil and gas we may be able to produce from our wells and to limit the number of wells or the locations at which we may be able to drill.

Our business is affected by numerous laws and regulations, including energy, environmental, conservation, tax and other laws and regulations relating to the oil and gas industry. We plan to develop internal procedures and policies to ensure that our operations are conducted in full and substantial environmental regulatory compliance.

Failure to comply with any laws and regulations may result in the assessment of administrative, civil and criminal penalties, the imposition of injunctive relief or both. Moreover, changes in any of these laws and regulations could have a material adverse effect on business. In view of the many uncertainties with respect to current and future laws and regulations, including their applicability to us, we cannot predict the overall effect of such laws and regulations on our future operations.

We believe that our operations comply in all material respects with applicable laws and regulations and that the existence and enforcement of such laws and regulations have no more restrictive an effect on our operations than on other similar companies in the energy industry. We do not anticipate any material capital expenditures to comply with federal and state environmental requirements.

Environmental

Operations on properties in which we have an interest are subject to extensive federal, state and local environmental laws that regulate the discharge or disposal of materials or substances into the environment and otherwise are intended to protect the environment. Numerous governmental agencies issue rules and regulations to implement and enforce such laws, which are often difficult and costly to comply with and which carry substantial administrative, civil and criminal penalties and in some cases injunctive relief for failure to comply.

Some laws, rules and regulations relating to the protection of the environment may, in certain circumstances, impose “strict liability” for environmental contamination. These laws render a person or company liable for environmental and natural resource damages, cleanup costs and, in the case of oil spills in certain states, consequential damages without regard to negligence or fault. Other laws, rules and regulations may require the rate of oil and gas production to be below the economically optimal rate or may even prohibit exploration or production activities in environmentally sensitive areas. In addition, state laws often require some form of remedial action, such as closure of inactive pits and plugging of abandoned wells, to prevent pollution from former or suspended operations.

Legislation has been proposed in the past and continues to be evaluated in Congress from time to time that would reclassify certain oil and gas exploration and production wastes as “hazardous wastes.” This reclassification would make these wastes subject to much more stringent storage, treatment, disposal and clean-up requirements, which could have a significant adverse impact on operating costs. Initiatives to further regulate the disposal of oil and gas wastes are also proposed in certain states from time to time and may include initiatives at the county and municipal government levels. These various initiatives could have a similar adverse impact on operating costs.

The regulatory burden of environmental laws and regulations increases our cost and risk of doing business and consequently affects our profitability. The federal Comprehensive Environmental Response, Compensation and Liability Act, or CERCLA, also known as the “Superfund” law, imposes liability, without regard to fault, on certain classes of persons with respect to the release of a “hazardous substance” into the environment. These persons include the current or prior owner or operator of the disposal site or sites where the release occurred and companies that transported, disposed or arranged for the transport or disposal of the hazardous substances found at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for the federal or state government to pursue such claims.

It is also not uncommon for neighboring landowners and other third parties to file claims for personal injury or property or natural resource damages allegedly caused by the hazardous substances released into the environment. Under CERCLA, certain oil and gas materials and products are, by definition, excluded from the term “hazardous substances.” At least two federal courts have held that certain wastes associated with the production of crude oil may be classified as hazardous substances under CERCLA. Similarly, under the federal Resource, Conservation and Recovery Act, or RCRA, which governs the generation, treatment, storage and disposal of “solid wastes” and “hazardous wastes,” certain oil and gas materials and wastes are exempt from the definition of “hazardous wastes.” This exemption continues to be subject to judicial interpretation and increasingly stringent state interpretation. During the normal course of operations on properties in which we have an interest, exempt and non-exempt wastes, including hazardous wastes, that are subject to RCRA and comparable state statutes and implementing regulations are generated or have been generated in the past. The federal Environmental Protection Agency and various state agencies continue to promulgate regulations that limit the disposal and permitting options for certain hazardous and non-hazardous wastes.

We believe that the operators of the properties in which we have an interest are in substantial compliance with applicable laws, rules and regulations relating to the control of air emissions at all facilities on those properties. Although we maintain insurance against some, but not all, of the risks described above, including insuring the costs of clean-up operations, public liability and physical damage, we cannot assure you that our insurance will be adequate to cover all such costs, that the insurance will continue to be available in the future or that the insurance will be available at premium levels that justify our purchase. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our financial condition and operations. Compliance with environmental requirements, including financial assurance requirements and the costs associated with the cleanup of any spill, could have a material adverse effect on our capital expenditures, earnings or competitive position. We do believe, however, that our operators are in substantial compliance with current applicable environmental laws and regulations. Nevertheless, changes in environmental laws have the potential to adversely affect operations. At this time, we have no plans to make any material capital expenditures for environmental control facilities.

Employees

As of November 6, 2006, we had three full time employees, including our President, Chief Executive Officer and Treasurer, our Senior Vice President of Development and Operations, and our Vice President of External Relations. We consider our relations with our employees to be good.

DESCRIPTION OF PROPERTIES

We maintain our principal executive office at 100 Crescent Court, 7th Floor, Dallas, Texas 75201. Our telephone number at that office is (214) 459-8188 and our facsimile number is (214) 459-3101. Our current office space consists of approximately 463 square feet. The lease runs until May 31, 2007 at a cost of $9,516 per month. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Names:	Ages	Titles:	Board of Directors
Michael P. Piazza	49	President, Chief Executive Officer and Treasurer	Director
Philipp Buschmann	31		Director
John M. Glynn	53	Senior Vice President of Development and Operations
Patty Dickerson	60	Vice President of External Relations
Timothy Hart	47	Chief Financial Officer
Geoffrey Evett	66		Director
Roger Leopard	63		Director

Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are four seats on our board of directors.

Michael P. Piazza joined our board of directors effective June 5, 2005. Since May 25, 2005, Mr. Piazza has been our President, Chief Executive Officer and Treasurer. From May 25, 2005 until October 5, 2005, Mr. Piazza was also our Chief Financial Officer. From March 2005 to April 2005, Mr. Piazza was unemployed. From August 2003 to February 2005 Mr. Piazza was Senior Vice President and Chief Financial Officer of Ranger Enterprises, Inc., a wholesale buyer and retail distributor of gasoline and other refined petroleum products located in Rockford, Illinois. From May 2001 to July 2003, Mr. Piazza was a principal with Elan Capital, LLC, a management and financial consulting firm located in Houston, Texas. From February 1996 to April 2001, Mr. Piazza was a senior manager with McKinsey & Company, Inc., a management consulting firm located in Houston, Texas. Mr. Piazza received a Bachelor of Science degree in engineering from the Massachusetts Institute of Technology; a Master of Science degree in engineering from the University of California at Berkeley; and a Master of Business Administration degree from the Stern School at New York University. Mr. Piazza also is a Certified Management Accountant.

Philipp Buschmann joined our board of directors effective June 5, 2005. Between May 25, 2005 and September 22, 2006, Mr. Buschmann was our Chief Operating Officer and Secretary. Since December 2004, Mr. Buschmann has been Chief Executive Officer of Ignis Petroleum Corporation, an oil and gas corporation located in Dallas, Texas, which became a subsidiary of Ignis Petroleum Group, Inc. on May 16, 2005. From November 2004 to April 2005, Mr. Buschmann was engaged in start-up activities for Ignis Petroleum Corporation. From September 2003 to November 2004, Mr. Buschmann was a management consultant with Booz Allen Hamilton located in London, United Kingdom. From July 2003 to September 2003, Mr. Buschmann was unemployed. From September 2001 to July 2003, he was a student at a London Business School where he received a Master of Business Administration degree. From May 2002 to August 2002, Mr. Buschmann was a management consultant with Booz Allen Hamilton located in London, United Kingdom. From February 2001 to September 2001, Mr. Buschmann was unemployed. From August 1998 to February 2001 he was project manager for Razorfish, a corporation engaged in the business of IT consulting, located in Boston, Massachusetts.

Patty Dickerson became our Vice President of External Relations on June 19, 2006. Between January 1999 and her employment with us, Ms. Dickerson was a principal of Energy Direct Communications, LLC, a Waxahachie, Texas-based investor relations consulting firm. Ms. Dickerson previously served as company spokesperson for Box Energy Corporation, a NASDAQ company, from 1970 until 1997. Ms. Dickerson has a bachelor’s degree in government affairs from Texas Woman's University in Denton, Texas and holds a law degree from Texas Tech University in Lubbock, Texas. She serves as a Board Member for the National Audubon Society, the League of Women Voters and the March of Dimes.

John M. Glynn became our Senior Vice President of Development and Operations on October 16, 2006. From April 2005 to October 2006, Mr. Glynn served as Vice President of Production of Nexen Petroleum USA, Inc., the Dallas-based subsidiary of publicly traded, Nexen Inc., an independent, Canadian-based global energy company. From 2002 to April 2005, Mr. Glynn served as the subsidiary’s Vice President of Engineering & Development, overseeing its petroleum engineering and development operations. From 1998 to 2002, Mr. Glynn served as Vice President of Exploration and Development for Nexen, during which time he was responsible for all the company’s petroleum engineering development and exploration activities. Mr. Glynn holds a Bachelor of Science degree in Petroleum Engineering from Texas A&M University in College Station, Texas.

Timothy Hart became our Chief Financial Officer on October 5, 2005. Since 1996, Mr. Hart has been in private practice with the accounting firm Ullman & Hart CPAs located in Fort Lauderdale, Florida. In his capacity with this firm he has performed accounting and consulting services for clients in a number of different industries, often fulfilling the internal accounting function. Between December 2005 and April 2006, Mr. Hart served as the Chief Financial Officer for Extraordinary Vacations Group, Inc. In addition, from January 2004 to May of 2005 Mr. Hart served as Chief Financial Officer of Taylor Madison Corp., a public company specializing in licensing agreements for various fragrance-related products. From 2000 to 2003 Mr. Hart served as a director of American Group, Inc., a public company specializing in custom soil mixes in Homestead, Florida in addition to fulfilling the internal accounting function. Mr. Hart, through Ullman & Hart CPAs, has provided consulting services to Ignis Petroleum Group, Inc. from February 2005 to the present.

Geoffrey Evett joined our board of directors on August 30, 2005. Mr. Evett is a former banker with 33 years of experience. During the past five years, Mr. Evett has acted as a finance consultant to a major property development in the Czech Republic. He has also been involved with the development of a mixed commercial development in Prague. Mr. Evett serves as Chairman of Themis MN Fund Limited, a hedge fund listed on the Dublin Stock Exchange and serves as a partner in Capital Management Solution, a fund management company. He is also an agent for Banque SCS Alliance, a Swiss bank based in Geneva.

Roger Leopard joined our board of directors on January 24, 2006. Mr. Leopard has been the President and Chief Executive Officer of Calcitech Ltd., a Switzerland-based manufacturer of synthetic calcium carbonate since February 2000 and a director since June 2001. Mr. Leopard has, among other positions, worked as an accountant for Deloitte Touche, Assistant Treasurer for The Great Universal Stores and Vice President of Finance of the CIG Group, a computer leasing and related product marketing and service operation with diversified European operations. Mr. Leopard is a Chartered Accountant.

In addition, we have an advisory board that provides consulting services to us. Typically, our advisors work up to five days a month, depending on our activity. Members of our advisory board are:

Joseph Gittelman is the Exploration Advisor on our advisory board. Mr. Gittelman is an industry professional with over 35 years of international experience in oil and gas exploration, development and operations. Mr. Gittelman enjoyed a 27-year career with Shell Oil Company, serving in a variety of senior technical, operational and management capacities. His leadership positions within the Shell organization included: General Manager of Geophysics, General Manager of Exploration and General Manager of Exploration Research. Mr. Gittelman also served as General Manager of Shell Western Exploration & Production from 1988 to 1994, where he was responsible for managing Shell's domestic lower 48 onshore and Alaska exploration programs. Since 1995, Mr. Gittelman has served as President of U.S.-based Danlier, Inc., a specialized consulting firm which provides services to exploration companies and institutional investors, including screening of exploration projects for technical quality, risk and hydrocarbon potential. Mr. Gittelman holds a B.S. degree in Engineering from the University of Pennsylvania, an M.S. degree in Engineering from New York University and a Ph.D. in Engineering from the University of Michigan.

Frederick Stein is the Operations Advisor on our advisory board. Mr. Stein is an accomplished petroleum engineer and operations manager with over 35 years experience in senior level management within Shell Oil Company and Pennzoil/Devon Energy. He developed and ran oil and gas fields both onshore and offshore in both domestic and international arenas. Over a 25 year career with Shell, his responsibilities ranged from production, reservoir, drilling and petro-physical engineering to direct management of drilling and field operations. During a 10 year tenure with Pennzoil/Devon Energy, Mr. Stein had both technical and operations management responsibilities over a variety of international projects in over a dozen countries with the largest being the Chirag/Azeri field in Azerbaijan. Mr. Stein's diverse areas of expertise include drilling and production operations management, oil and gas transportation design and negotiations. In addition, his experience encompasses reserves evaluation, reservoir performance management, well planning, facility design, and safety. Mr. Stein graduated with honors with an engineering degree from the University of Wisconsin.

Alexander A. Kulpecz was the initial member of our advisory board. Mr. Kulpecz is highly respected in the energy sector and has over 30 years experience gained at the highest levels within some of the world's major companies. Mr. Kulpecz began his career during the drilling boom of the 1970's with Shell Oil in their Onshore Production Division where he selected and drilled wells in the Texas, Louisiana, Mississippi, and Alabama Gulf Coast areas finding significant quantities of oil and gas. Mr. Kulpecz held the position of Executive VP and Director of Shell International Gas, Power and Coal, and he led the reorganization of the company’s global E&P business. As a member of the Shell International Gas & Power Executive Committee, he was responsible for almost half of Shell's global gas and power business, actively negotiating multi-billion dollar projects (LNG, corporate acquisition, pipelines) at the Presidential, PM and Energy Ministerial levels. From 1998 to early 2000, Mr. Kulpecz held the position of President of Azurix International and Executive Director of Azurix Corporation. He is currently President of the Omega Group, a consultancy group of senior executives providing advisory and managerial support to private equity, banking and energy clients in the oil and gas industries.

Eric Hanlon is the mergers and acquisitions Advisor on our advisory board. He has over 15 years energy experience gained in various capacities as an executive and consultant to Fortune 100 companies. Mr. Hanlon was recently Vice President and General Manager of Strategy and Markets Analysis for Royal Dutch Shell in London. Prior to that, Mr. Hanlon served as a Principal with McKinsey & Company, Inc. where he led senior executives, in various sectors of the energy industry, on issues critical to their businesses. During his career Mr. Hanlon has led organizations on the understanding of their key markets and development of integrated corporate strategies. He has advised major oil companies on M&A activity including an assessment of the value of large integrated oil companies for the purpose of acquisition. He has also worked with private equity companies to evaluate acquisitions of and investments in energy companies and programs. Mr. Hanlon served for five years in the United States Navy as a Lieutenant aboard a nuclear-powered submarine. He holds a BA in Physics from the University of California, Berkeley and an MBA from the University of Texas at Austin where he graduated at the top of his class.

Director Compensation

On August 15, 2005, we granted 240,000 shares of our common stock to D.B. Management, LTD., a company owned and controlled by Mr. Berry, as compensation for Mr. Berry’s service as one of our directors.

We have entered into agreements with Geoff Evett and Roger A. Leopard in which we agreed to pay each of the directors $1,500 per month and to issue 180,000 shares of our common stock to each of them over a three year period beginning January 20, 2006. To date, 55,000 of the 180,000 shares of our common stock have vested and been delivered to each of Mr. Evett and Mr. Leopard. The remaining 125,000 shares will vest and be delivered to each of them, subject in each case to their continued service as a director, according to the following schedule: 25,000 shares on January 20, 2007 and 25,000 shares each six months thereafter.

Advisors

We have entered into consulting agreements with each of the members of our board of advisors pursuant to which such advisors may earn cash compensation and shares of our common stock upon the vesting schedule set forth below. Such agreements were not approved by our stockholders.

Name of Advisor	Cash Compensation	Maximum Number of Shares	Vesting Schedule
Alexander Kulpecz	$750 per day	475,000
•  59,375 shares vested upon execution of consulting agreement;
•  29,688 shares vested upon our successful private placement of $5 million;
•  29,687 shares will vest upon our successful private placement of an additional $5 million; and
•  59,375 shares have vested or will vest every six months beginning February 9, 2006 and ending August 9, 2008.

Frederick C. Stein	$750 per day	200,000
•  25,000 shares vested upon execution of consulting agreement;
•  12,500 shares vested upon our successful private placement of $5 million;
•  12,500 shares will vest upon our successful private placement of an additional $5 million; and
•  25,000 shares have vested or will vest every six months beginning February 9, 2006 and ending August 9, 2008.

Joseph Gittelman	$750 per day	350,000
•  43,750 shares vested upon execution of consulting agreement;
•  21,875 shares vested upon our successful private placement of $5 million;
•  21,875 shares will vest upon our successful private placement of an additional $5 million; and
•  43,750 shares have vested or will vest every six months beginning February 9, 2006 and ending August 9, 2008.

Eric Hanlon	$10,000 per month	270,000 *	• 90,000 shares vested on April 30, 2006; and • 30,000 shares vest each month thereafter

* Pursuant to a consulting agreement dated January 24, 2006, Mr. Hanlon earned 90,000 shares of our common stock as compensation for services through April 30, 2006. We have orally agreed to extend the consulting agreement with Mr. Hanlon on a month-to-month basis at a rate of 30,000 shares of our common stock per month. Mr. Hanlon has earned an additional 150,000 shares of our common stock through this arrangement since the end of the consulting agreement’s initial term through September 30, 2006.

Members of our board of advisors will be entitled to receive options to purchase up to 425,000 shares of our common stock at an exercise price of $1.00 if they successfully assist us in raising additional capital as set forth in the table below. To date, none of the members of our board of advisors have earned any such options.

Name of Advisor	Maximum Number of Shares underlying Options	Vesting Schedule
Alexander Kulpecz	250,000 shares	15,000 shares for each $1,000,000 raised
Frederick C. Stein	50,000 shares	3,000 shares for each $1,000,000 raised
Joseph Gittelman	125,000 shares	7,500 shares for each $1,000,000 raised
TOTAL	425,000 shares

EXECUTIVE COMPENSATION

The following tables set forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal years ending June 30, 2006, 2005 and 2004 :

SUMMARY COMPENSATION TABLE
					Long-Term Compensation
		Annual Compensation			Awards		Payouts
Name and Principal Position	Fiscal Year	Annual Salary ($)	Annual Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARs (#)	LTIP Payouts ($)	All Other Compensation ($)

Michael P. Piazza, President , Chief Executive Officer and Treasurer	2006	126,666 (1)	0	0	0	0	0	0
	2005	20,000 (1)	0	0	221,333 (1)	0	0	0
	2004	0	0	0	0	0	0	0

Douglas Berry, former President, Chief Executive Officer, Secretary and Treasurer (2)	2006	0	0	0	0	0	0	0
	2005	0	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0

Philipp Buschmann, Chief Operating Officer and Secretary	2006	120,000 (3)	0	0	0	0	0	0
	2005	70,000 (3)	0	0	0	0	0	0
	2004	0	0	0	0	0	0	0

(1)    We entered into a written employment agreement on April 21, 2005, with Mr. Piazza which provided for an annual base salary of $120,000 per year, which salary was increased to $160,000 on June 1, 2006, and the issuance of up to 1,000,000 shares of our common stock per year for four (4) years, for an aggregate of up to 4,000,000 shares. The shares issuable to Mr. Piazza under the agreement are subject to vesting based upon the following schedule:

•	150,000 shares vested and were issued after three (3) months of service;
•
350,000 shares vested and were issued after six (6) months of service upon Mr. Piazza achieving the following performance criteria: (i) securing commitments to finance at least 50% of our initial drilling operations and developing a plan to finance the remaining 50%, (ii) securing commitments to drill our initial wells, and (iii) identifying additional drilling opportunities;

•	500,000 shares vested and were issued after twelve (12) months of service; and
•	500,000 shares will vest every six (6) months thereafter until the forty-eighth (48th) month of service.

The amount shown as the value of Mr. Piazza’s restricted stock award in the table above is based upon the fair market value of 4,000,000 shares of Ignis Petroleum Group, Inc. stock on April 21, 2005. Such 4,000,000 shares would be worth $2,120,000 if valued as of June 30, 2006. If we declare any dividends on our common stock, Mr. Piazza would only be entitled to receive dividends on the vested portion of the restricted common stock described above.

(2) Mr. Berry resigned from each of his officer positions effective May 11, 2005. Mr. Berry resigned from our board of directors effective September 22, 2005. On August 15, 2005, we granted 240,000 shares of our common stock to D.B. Management, LTD., a company owned and controlled by Mr. Berry as compensation for Mr. Berry’s service as one of our directors. Mr. Berry is currently owed $10,500 for management fees and office rent.

(3)    Although we have no written agreement with Mr. Buschmann, we paid him an annual salary of $120,000 in his capacity of Chief Operating Officer until his employment was terminated on September 22, 2006.

Option/SAR Grants in Last Fiscal Year

None.

Stock Option Plans

On January 30, 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved our 2006 Incentive Stock Plan and authorized 5,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The plan has been adopted by our board of directors who initially reserved 5,000,000 shares of our common stock for issuance under the plan. Under the plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as Incentive Stock Options thereunder. The primary purpose of the plan is to attract and retain the best available personnel for us by granting stock awards and stock options in order to promote the success of our business and to facilitate the ownership of our stock by our employees. Under the plan, stock awards and options may be granted to our key employees, officers, directors or consultants. To date, no awards have been granted under the plan.

Employment Agreements

Michael P. Piazza

We have entered into an employment agreement with Michael P. Piazza to serve as our Chief Executive Officer. The agreement can be terminated by either party with one month prior written notice. Pursuant to the agreement, Mr. Piazza receives an annual salary of $120,000. In addition, Mr. Piazza is entitled to receive 1,000,000 shares of our common stock per year for four (4) years, for an aggregate of up to 4,000,000 shares. The shares issuable to Mr. Piazza under the agreement are subject to vesting based upon the following schedule:

•	150,000 shares vested and were issued after three (3) months of service;
•
350,000 shares vested and were issued after six (6) months of service upon Mr. Piazza achieving the following performance criteria: (i) securing commitments to finance at least 50% of our initial drilling operations and developing a plan to finance the remaining 50%, (ii) securing commitments to drill our initial wells, and (iii) identifying additional drilling opportunities;

•	500,000 shares vested and were issued after twelve (12) months of service; and
•	500,000 shares will vest every six (6) months thereafter until the forty-eighth (48th) month of service.

John M. Glynn

We have entered into an employment agreement with John M. Glynn to serve as our Senior Vice President of Development and Operations through October 15, 2009, unless earlier terminated by either party. Under the agreement, Mr. Glynn is to receive an annual base salary of $150,000, subject to adjustments based upon our and Mr. Glynn’s annual performance. In addition, Mr. Glynn is to receive 1,020,000 shares of our common stock, granted in equal six-month increments over three years beginning April 16, 2007. We may also grant to Mr. Glynn up to 260,000 shares of our common stock each year over the next three years as an annual bonus, subject to adjustments based upon our and Mr. Glynn’s individual performance and the approval of the compensation committee of our board of directors. In the event Mr. Glynn’s employment is terminated without cause, the employment agreement stipulates that Mr. Glynn will receive a severance package which shall include, for a period of three months, payment of his salary, benefits grossed up for tax purposes and any remaining non-bonus shares of his stock compensation. If Mr. Glynn is terminated without cause following a change-of-control, the severance period will be extended from three months to one year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of our outstanding common stock, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or indirect material interest. We have no policy regarding entering into transactions with affiliated parties.

Mr. Timothy Hart, our Chief Financial Officer, has been providing accounting and financial advisory services to us through his certified public accounting firm, Ullman & Hart CPAs, since February 2005. For the year ended June 30, 2006, we have paid fees totaling approximately $62,533 to Mr. Hart’s firm and issued 10,000 shares of our common stock to Mr. Hart for services provided by Mr. Hart and his firm. For the three months ended September 30, 2006, we have paid fees totaling approximately $17,610. Although we have no formal agreement with Mr. Hart or his firm, we anticipate that Mr. Hart will continue to provide accounting and financial advisory services to us through Ullman & Hart CPAs at a rate of $150 per hour on an as-needed basis. In the past, Mr. Hart has worked an average of approximately 8 hours per week for us. We anticipate that Mr. Hart will work approximately 20 hours per week for us in the future.

On October 18, 2005, we entered into a subscription agreement with a current investor, Petrofinanz GmbH, pursuant to which Petrofinanz purchased 133,333 units, at a price of $1.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share.

On October 28, 2005, we entered into a subscription agreement with a current investor, Petrofinanz GmbH pursuant to which Petrofinanz purchased 80,000 units, at a price of $1.25 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share.

On December 22, 2005 we borrowed $100,000 from a current investor, Petrofinanz GmbH. The loan accrued interest at 12% annually until August 28, 2006, when we borrowed an additional $500,000 from Petrofinanz. Thereafter, the entire loan amount has accrued interest at 10% annually. We must begin repaying the loan January 28, 2007 and make monthly payments until the entire loan matures on February 28, 2008.

On April 19, 2006, we entered into a subscription agreement with a current investor, Petrofinanz GmbH, pursuant to which Petrofinanz purchased 181,818 shares of common stock at a price of $1.10 per share.

We believe that the related transactions describe above were on terms that we would have received had we entered into such transactions with unaffiliated third parties.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our common stock as of November 6, 2006.

•	by each person who is known by us to beneficially own more than 5% of our common stock;
•	by each of our officers and directors; and
•	by all of our officers and directors as a group.

The number of shares beneficially owned by each director or executive officer is determined under rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under the SEC rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power. In addition, beneficial ownership includes any shares that the individual has the right to acquire within 60 days. Unless otherwise indicated, each person listed below has sole investment and voting power (or shares such powers with his or her spouse). In certain instances, the number of shares listed includes (in addition to shares owned directly), shares held by the spouse or children of the person, or by a trust or estate of which the person is a trustee or an executor or in which the person may have a beneficial interest.

Name and Address of Owner	Title of Class	Number of Shares Owned (1)	Percentage of Class Prior to Offering (2)	Percentage of Class After Offering (3)

Michael P. Piazza 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	1,500,000 (4)	2.95%	1.61%

Philipp Buschmann 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	4,584,000	9.12%	4.95%

Patty Dickerson 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	0	0%	0%

John M. Glynn 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	0	0%	0%

Timothy Hart 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	10,000	*	*

Geoffrey Lowndes Evett 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	55,000	*	*

Roger A. Leopard 100 Crescent Court, 7th Floor Dallas, Texas 75201	Common Stock	55,000	*	*

All Officers and Directors as a Group (7 persons)	Common Stock	6,204,000 (4)	12.22%	6.66%

Newton Properties, Inc. (6) Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands MH96960	Common Stock	3,500,000	6.96%	3.78%

Petrofinanz GMBH (5) Trust Company Complex Ajeltake Road, Ajeltake Island Majuro, Marshall Islands MH96960	Common Stock	7,008,484 (6)	13.10%	7.31%

* Less than 1%.

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of November 6, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Based upon 50,288,589 shares issued and outstanding on November 6, 2006.

(3) Percentage based upon 92,688,589 shares of common stock outstanding after the offering, assuming all shares registered are sold.

(4) Includes 500,000 shares of common stock that vested pursuant to Mr. Piazza’s employment agreement on October 21, 2006 but have not yet been issued.

(5) Voting authority for the shares of common stock owned is vested in the entity’s board of directors.

(6) Includes 3,213,333 shares of common stock issuable upon exercise of currently exercisable options.

DESCRIPTION OF SECURITIES

COMMON STOCK

We are authorized to issue up to 300,000,000 shares of common stock, par value $.001. As of November 6, 2006, there were 50,288,589 shares of common stock outstanding. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The election of directors requires a plurality of votes cast by our stockholders. All other actions by our stockholders requires a majority of votes cast. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any series of preferred stock which we may designate and issue in the future without further stockholder approval.

The transfer agent of our common stock is Empire Stock Transfer, Inc., 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89704.

PREFERRED STOCK

We are authorized to issue up to 5,000,000 shares of preferred stock, par value $.001. As of November 6, 2006, no shares of preferred stock are issued and outstanding. The shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the Board of Directors. The Board of Directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of Nevada.

OPTIONS

As of November 6, 2006, we had no options outstanding. Members of our board of advisors will be entitled to receive options to purchase up to 425,000 shares of our common stock at an exercise price of $1.00 if they successfully assist us in raising additional capital as set forth in the chart below. To date, none of the members of our board of advisors have earned any such options.

Name of Advisor	Maximum Number of Shares underlying Options	Vesting Schedule
Alexander Kulpecz	250,000 shares	15,000 shares for each $1,000,000 raised
Frederick C. Stein	50,000 shares	3,000 shares for each $1,000,000 raised
Joseph Gittelman	125,000 shares	7,500 shares for each $1,000,000 raised
TOTAL	425,000 shares

2006 Incentive Stock Plan

On January 30, 2006, our board of directors and holders of a majority of our outstanding shares of common stock approved our 2006 Incentive Stock Plan and authorized 5,000,000 shares of Common Stock for issuance of stock awards and stock options thereunder. The plan has been adopted by our board of directors who initially reserved 5,000,000 shares of our common stock for issuance under the plan. Under the plan, options may be granted which are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986 or which are not intended to qualify as Incentive Stock Options thereunder. The primary purpose of the plan is to attract and retain the best available personnel for us by granting stock awards and stock options in order to promote the success of our business and to facilitate the ownership of our stock by our employees. Under the plan, stock awards and options may be granted to our key employees, officers, directors or consultants. To date, no awards have been granted under the plan.

WARRANTS

In connection with a securities purchase agreement, as amended and restated, we issued Cornell Capital warrants to purchase 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and warrants to purchase 6,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.93. 6 million of the warrants were issued upon closing on January 5, 2006 and the other 6 million were issued on April 28, 2006 in connection with the amended and restated securities purchase agreement. We have the option to force the holder to exercise the warrants, as long as that the shares underlying the warrants are registered pursuant to an effective registration statement, if our closing bid price trades above certain levels. If the closing bid price of our common stock is greater than or equal to $1.10 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.81. If the closing bid price of our common stock is greater than or equal to $1.23 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.93. We will not receive any compensation for the issuance of the warrants, however, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. However, the selling stockholder is entitled to exercise the warrants on a cashless basis if, after 130 days after filing of this registration statement, the shares of common stock underlying the warrants are not registered for resale pursuant to an effective registration statement or are eligible to be sold under Rule 144(k). In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds from the exercise of those warrants.

Additionally, we have issued and outstanding 3,000,000 warrants to purchase shares of our common stock at an exercise price of $1.50 per share; 213,333 warrants to purchase shares of our common stock at an exercise price of $2.00 per share; and 400,000 warrants to purchase shares of our common stock at an exercise price of $1.25 per share.

CONVERTIBLE SECURITIES

We have issued secured convertible debentures in an aggregate principal amount of $5,000,000 to Cornell Capital Partners, LP. The secured convertible debentures bear interest at 7%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholders' option, at the lower of (i) $0.93 or (ii) 94% of the lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 30 trading days immediately preceding the date of conversion. Accordingly, there is no limit on the number of shares into which the secured convertible debentures may be converted. As of November 6, 2006, the lowest intraday trading price for our common stock during the preceding 30 trading days as quoted by Bloomberg, LP was $0.17 and, therefore, the conversion price for the secured convertible debentures was $0.1598. Based on this conversion price, the $5,000,000 in secured convertible debentures, excluding interest, were convertible into 31,289,112 shares of our common stock. A more detailed summary of the terms of the secured convertible debentures and related agreements as set forth elsewhere under the heading “Liquidity and Capital Resources.”

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. We have also entered into indemnification agreements with our directors, our advisors, and one of our officers. In general, each indemnification agreement provides that we will, to the fullest extent permitted by Nevada law and subject to certain limitations, indemnify such person against expenses incurred by such person in connection with any action, suit or proceeding to which such person is a party by reason of such person's service as a director, officer, employee or agent of ours. Each indemnification agreement also provides that we will advance expenses incurred by the advisor or director in defense of any such action, suit or proceeding and that to the extent we maintain directors' and officers' liability insurance, such director or advisor will be covered by such policy.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately-negotiated transactions;
•	short sales that are not violations of the laws and regulations of any state or the United States;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

The selling stockholders or their pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure you that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be “underwriters” as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. The selling stockholders have not entered into any agreement with a prospective underwriter and it cannot assure you that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. If a selling stockholder is deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholder will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, a selling stockholder can only cover its short position with the securities it receives from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

Neither Cornell Capital Partners, LP nor Stonegate Securities, Inc. and it affiliates has or has had within the past three years, any material relationship with us or any of our predecessors or affiliates.

PENNY STOCK

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholder exercises the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, the selling stockholders will not continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by such person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock such person will own after the offering, assuming it sells all of the shares offered.

Robert R. Blakely, Scott R. Griffith and Jesse B. Shelmire IV are affiliated with Stonegate Securities, Inc., a registered broker-dealer. We issued common stock and warrants to Stonegate Securities as compensation for placement agent services provided in connection with our financing and Stonegate Securities transferred the warrants to Messrs. Blakely, Griffith and Shelmire IV. None of the selling stockholders or their affiliates has or has had within the past three years, any material relationship with us or any of our predecessors or affiliates.

Name	Total Shares of Common Stock Issuable Upon Conversion of Debentures and/or Warrants *	Total Percentage of Common Stock, Assuming Full Conversion	Shares of Common Stock Included in Prospectus (1)	Beneficial Ownership Before the Offering**	Percentage of Common Stock Owned Before Offering**	Beneficial Ownership After the Offering(2)	Percentage of Common Stock Owned After Offering (2)
Cornell Capital Partners, LP (3)	43,289,112	46.26%	Up to35,774,592shares of common stock	2,641,196 (1)	4.99%	—	—

Robert R. Blakely	133,334	0.26%	175,002	175,002	0.35%	—	—

Scott R. Griffith	133,333	0.26%	174,999	174,999	0.35%	—	—

Jesse B. Shelmire IV	133,333	0.26%	174,999	174,999	0.35%	—	—

* This column represents an estimated number based on a conversion price as of a recent date of November 6, 2006 of $0.1598 divided into the principal amount of the secured convertible debentures.

** These columns represent the aggregate maximum number and percentage of shares that the selling stockholder can own upon conversion of its secured convertible debentures and upon exercise of its warrants without regard to its contractual commitment not to own more than 4.99% of our common stock at any one time.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible debentures is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible debentures and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible debentures is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible debentures, if the secured convertible debentures had actually been converted on November 6, 2006, the secured convertible debentures would have had a conversion price of $0.1598. The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible debentures by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholder has contractually agreed to restrict its ability to convert the secured convertible debentures or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by it in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible debentures, convertible debentures and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(2) Assumes that all securities registered will be sold.

(3) All investment decisions of Cornell Capital Partners, LP are made by its general partner, Yorkville Advisors, LLC. Mark Angelo, the managing member of Yorkville Advisors, makes the investment decisions on behalf of Yorkville Advisors.

LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

EXPERTS

De Meo, Young, McGrath, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at June 30, 2006 and for the period December 9, 2004 (date of inception) to June 30, 2006 that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm’s opinion based on their expertise in accounting and auditing.

AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Ignis Petroleum Group, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

We maintain a website at www.ignispetro.com. The information contained on that website is not deemed to be a part of this prospectus.

INDEX TO FINANCIAL STATEMENTS

IGNIS PETROLEUM GROUP, INC.

INDEX TO FINANCIAL STATEMENTS

For the Fiscal Year Ended June 30, 2006 and the Period December 9, 2004 (date of inception) to June 30, 2006

For the Three Months Ended September 30, 2006

Condensed Consolidated Balance Sheet
September 30, 2006 (Unaudited)	F-23
Condensed Consolidated Statement of Operations
Three Months Ended September 30, 2006 (Unaudited)	F-24
Condensed Consolidated Statements of Cash Flows
Three Months Ended September 30, 2006 (Unaudited)	F-25
Notes to Unaudited Condensed Consolidated Financial Information	F-26 to F-33

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Ignis Petroleum Group, Inc.

We have audited the accompanying consolidated balance sheet of Ignis Petroleum Group, Inc. and subsidiaries (the “Company”) as of June 30, 2006, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year ended June 30, 2006 and the period December 9, 2004 (Inception) to June 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2006 and the results of their operations and their cash flows for the year ended June 30, 2006 and for the period December 9, 2004 (Inception) to June 30, 2005, in conformity with US generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company’s dependence on outside financing, lack of sufficient working capital, and recurring losses from operations raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/De Meo, Young McGrath

Fort Lauderdale, Florida
October 13, 2006

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Balance Sheet
June 30, 2006

ASSETS
Current assets:
Cash and cash equivalents	$872,572
Accounts receivable	55,782
Prepaid expenses and other current assets	188,500
Total current assets	1,116,854

Property and equipment:
Oil and gas properties, successful efforts method	2,458,511

Other assets	669,760

Total assets	$4,245,125

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,089,396
Note payable	100,000
Total current liabilities	1,189,396

Convertible notes	1,931,886
Derivative liability	2,604,813
Warrant liability	3,694,293
8,230,992

Commitments and contingencies	-

Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued and outstanding	-
Common stock, $0.001 par value, 300,000,000 shares authorized 50,026,464 issued and outstanding	50,026
Additional paid-in capital	7,554,137
Accumulated deficit	(12,779,426)
Total stockholders' equity (deficit)	(5,175,263)

Total liabilities and stockholders' equity (deficit)	$4,245,125

The accompanying notes are an integral part of these condensed consolidated financial statements

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Statement of Operations

	For the Year Ended June 30, 2006	For the Period December 9, 2004 (Inception) to June 30, 2005

Revenues from oil and gas product sales	$519,535	$—

Operating expenses:
Depreciation and depletion	463,281	—
Exploration expenses, including dry holes	4,813,268	94,493
General and administrative expenses	4,233,971	253,555
Total operating expenses	9,510,521	348,123

Other income (expense)
Loss from valuation of derivative liability	(1,299,201)	—
Interest expense	(2,102,681)	(22,685)
	(3,401,882)	(22,685)

Net loss	$(12,392,868)	$(370,809)

Basic and diluted loss per common share	$(0.26)	$(0.01)

Weighted average number of common shares outstanding and proforma	47,674,470	40,829,557

The accompanying notes are an integral part of these condensed consolidated financial statements

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Statement of Stockholders' Equity
For the Period December 9, 2004 (reverse merger) to June 30, 2005 and the Year Ended June 30, 2006

			Additional
	Common Stock		Paid-in	Accumulated
	Shares	Par value	Capital	Deficit	Total

Issuance of common stock	31,200,000	$31,200	$—	$20,800	$52,000

Donated services for rent	—	—	—	3,000	3,000

Net loss	—	—	—	(39,549)	(39,549)

Balance December 9, 2004 (reverse merger)	31,200,000	31,200	—	(15,749)	15,451

Issuance of common stock	10,000,000	10,000	340,000	—	350,000

Donated services for rent	—	—	13,500	—	13,500

Net loss	—	—	—	(370,809)	(370,809)

Balance June 30, 2005	41,200,000	41,200	353,500	(386,558)	8,142

Conversion of convertible notes	3,100,000	3,100	1,547,202	—	1,550,302

Issuance of common stock for services	1,856,313	1,856	2,569,625	—	2,571,481

Sale of common stock	3,395,151	3,395	1,996,605	—	2,000,000

Issuance of common stock for Newton extension fee	400,000	400	1,027,600	—	1,028,000

Issuance of common stock for debt fees	75,000	75	59,605	—	59,680

Net loss	—	—	—	(12,392,868)	(12,392,868)

Balance June 30, 2006	50,026,464	$50,026	$7,554,137	$(12,799,426)	$(5,175,263)

The accompanying notes are an integral part of these consolidated financial statements

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Statement of Cash Flows

	For the Year Ended June 30, 2006	For the Period ended December 9, 2004 (Inception) to June 30, 2005

Cash flow from operating activities
Net loss	$(12,392,868)	$(370,809)

Adjustments to net loss not affecting cash:
Donated capital	—	13,500
Reverse merger adjustments	—	15,451
Depletion and amortization	463,281	—
Amortization of debt cost	133,280
Loss from valuation adjustment of oil and gas properties	2,000,000	94,569
Stock issued for compensation and services	2,631,161	—
Amortization of discount of debentures	1,931,790	—
Loss from valuation of derivatives	1,299,201	—
Increase / decrease in current assets and liabilities
Increase in accounts receivable	(55,781)	—
Increase in repaid expenses and other current assets	(168,434)	(20,066)
Increase in other assets	(740,000)	(3,360)
Increase in accounts payable and accrued expenses	1,044,206	45,189

Cash used in operating activities	(3,854,163)	(225,526)

Cash flow from investing activities
Purchase of oil and gas properties	(1,757,739)	(1,500,000)

Cash used for investing activities	(1,757,739)	(1,500,000)

Cash flow from financing activities
Issuance of common stock and warrants	2,000,000	350,000
Proceeds from note payable	100,000	—
Proceeds from convertible notes	4,260,000	1,500,000
Advance from related party	(20,590)	20,590

Cash provided by financing activities	6,339,410	1,870,590

Net increase in cash	727,508	145,064

Cash at beginning of period	145,064	—

Cash at end of period	$872,572	$145,064

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$—	$—
Income taxes	$—	$—

Supplemental non-cash financing transactions:
Conversion of notes payable and interest into equity	$—	$—
Issuance of common stock for oil and gas property	$1,028,000	$—

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

Note 1
Nature of Operations

Our History

Ignis Petroleum Corporation was incorporated in the State of Nevada on December 9, 2004.

On May 11, 2005, the stockholders of Ignis Petroleum Corporation entered into a stock exchange agreement with Sheer Ventures, Inc. pursuant to which Sheer Ventures, Inc. issued 9,600,000 shares of common stock in exchange for all of the issued and outstanding shares of common stock of Ignis Petroleum Corporation. As a result of this stock exchange, Ignis Petroleum Corporation became a wholly owned subsidiary of Sheer Ventures, Inc. The stock exchange was accounted for as a reverse acquisition in which Ignis Petroleum Corporation acquired Sheer Ventures, Inc. in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Also on May 11, 2005, and in connection with the stock exchange, D.B. Management Ltd., a corporation owned and controlled by Doug Berry, who was then the President, Chief Executive Officer, Secretary, Treasurer and sole director of Sheer Ventures, Inc., agreed to sell an aggregate of 11,640,000 shares of Sheer Ventures, Inc.’s common stock to six individuals, including Philipp Buschmann, the President, Secretary, Treasurer and sole director of Ignis Petroleum Corporation, for $0.0167 per share for a total purchase price of $194,000. The stock exchange and the stock purchase were both consummated on May 16, 2005.

On July 11, 2005, Sheer Ventures, Inc. changed its name to Ignis Petroleum Group, Inc.

Our Operations

We are engaged in the exploration, development, and production of crude oil and natural gas properties in the United States. We plan to explore for and develop crude oil and natural gas primarily in the onshore areas of the United States Gulf Coast. Our strategy is to build an energy portfolio that benefits from:

•	the maturing of new petroleum technologies, such as seismic interpretation;

•	the expected increase of oil and gas prices; and

•	the availability of short “outsteps” in the same play as previously-discovered hydrocarbons.

We have acquired several prospects that benefit from state-of-the-art 3-D seismic data interpretation. In addition, we are actively seeking to acquire other prospects, although we currently do not have any contracts or commitments for other prospects. We employ and leverage industry technology, engineering, and operating talent. We may, from time to time, participate in high-value or fast-payback plays for short-term strategic reasons. We outsource lower value activities so that we can focus our efforts on the earliest part of the value chain while leveraging outstanding talent and strategic partnerships to execute our strategy. We believe this approach will allow us to grow our business through rapid identification, evaluation and acquisition of high-value prospects, while enabling us to use specialized industry talent and keep overhead costs to a minimum. We believe this strategy will result in significant growth in our reserves, production and financial strength.

Our Properties

We own or have the right to acquire working interests in several oil and gas prospects in the United States onshore Gulf Coast region.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

North Wright Field Prospect

We have the right to earn 75% of the working interest, which is equal to a 52.5% net revenue interest, in oil and gas leases and proposed operations covering the North Wright Field Prospect, which is located in Acadia Parish, Louisiana. We will carry 100% of the costs to drill and test each well drilled on the prospect. Bayou City Exploration, Inc. will be the operator of the prospect. The remaining 25% of the working interest in the prospect will be held by Argyle Energy, Inc., who will hold 12.5% of the working interest, and three other parties, who collectively will hold 12.5% of the working interest in the prospect. We are required to commence drilling operations on the prospect on or before December 31, 2006, or our interests in the prospect will revert to Argyle. We have decided not to pursue the prospect and have taken a $2,000,000 write down of the property as of June 30, 2006. The North Wright Field Prospect is currently unproved.

Acom A-6 Property

We have 25% of the working interest, which is equal to an 18.75% net revenue interest, in the Acom A-6 Prospect, which is located in Chambers County, Texas. Kerr-McGee Oil & Gas Onshore LP, d/b/a KMOG Onshore LP is the operator of the prospect and holds the remainder of the working interest. Drilling of this prospect commenced production in August 2005 and was completed in October 2005. The Acom A-6 Prospect currently holds proved reserves and is producing oil and gas with revenues being earned by us. We have estimated proved reserves of 13,652 bbls of oil and 69,542 mcf of gas. We have realized a total of 5,602 bbls of oil at an average price of $58.54 and 19,540 mcf of gas at an average price of $7.94 through June 30, 2006 as follows:

Crimson Bayou Prospect

We have the right to earn 25% of the working interest, which is equal to a 17.88% net revenue interest, in the test well before payout and 20% of the working interest, which is equal to a 14.3% net revenue interest, after payout in the Crimson Bayou Prospect, which is located in Iberville Parish, Louisiana. Range Production I, L.P. is the operator of the prospect and will hold the remainder of the working interest. Drilling of the first test well on the prospect is expected to commence in 2007. The Crimson Bayou Prospect is currently unproved.

Barnett Shale Property

We hold 12.5% of the working interest, which is equal to a 9.38% net revenue interest before payout and 10% of the working interest, which is equal to a 7.5% net revenue interest after payout, in three wells located in the Barnett Shale trend in Greater Fort Worth Basin, Texas. Rife Energy Operating, Inc. is the operator of the prospect and holds a majority of the remaining working interest. All three wells have been drilled. One well has been completed and is producing oil and gas.  The other two wells have been partially completed to test the geological formations and have some revenue production.  During the [third calendar quarter of 2006], we anticipate that we will finish the completion of these two wells, which will bring them up to their full production potential. The Barnett Shale Prospect currently holds proved reserves and is producing oil and gas. We have estimated proved reserves of 2,072 bbl’s of oil and 13,085 mcf’s of gas. Between April 6, 2006 and June 30, 2006 the Barnett Shale wells produced 272 barrels of oil and .978 million cubic feet of gas, net to Ignis Petroleum Group, Inc.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

Sherburne Prospect

On May 5, 2006 we entered into a participation agreement to drill the Sherburne Field Development prospect, located in Pointe Coupee Parish, Louisiana. Under the terms of the agreement, we will pay 15% of the drilling, testing and completion costs. Upon completion, we will earn a 15% working interest in the well before payout and an 11.25% working interest in the well after payout. Drilling operations commenced in August 2006 and was finished in September 2006. Multiple gas zones were detected. The commercial viability of the gas zones will be tested in October 2006. The Sherburne Prospect is currently unproved.

Oil

Month	Revenue ($)	Production (barrels)	Average Price per Barrel ($)

October 2005	$14,357	246.97	$58.13
November 2005	69,375	1,245.56	55.70
December 2005	66,568	1,199.51	55.50
January 2006	52,368	855.51	61.21
February 2006	38,964	668.97	58.24
March 2006	37,106	635.14	58.42
April 2006	19,405	299.24	64.85
May 2006	6,475	98.73	65.58
June 2006	41,286	624.30	66.13

Total	$345,904	5,873.93	$58.88

Natural Gas

Month	Revenue ($)	Production (million cubic feet)	Average Price per million cubic feet ($)

October 2005	$8,522	805	$10.58
November 2005	33,109	4,339	7.63
December 2005	24,074	2,937	8.19
January 2006	29,113	3,299	8.82
February 2006	19,778	2,695	7.33
March 2006	24,355	3,290	7.40
April 2006	8,012	1,031	7.77
May 2006	2,092	287	7.28
June 2006	12,487	1,835	7.00

Total	$161,902	20,518	$7,89

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

These financial statements have been prepared on a going concern basis. We have incurred losses since inception resulting in an accumulated deficit of $12,716,068 since inception and further losses are anticipated in the development of its business raising substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due.

Note 2
Summary of Significant Accounting Policies

Basis of Presentation
Our financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America and are expressed in U.S. dollars. Our fiscal year end is June 30.

Principles of Consolidation
The consolidated financial statements include the accounts of Ignis Petroleum Group, Inc. and its wholly owned subsidiary, Ignis Petroleum Corporation. All significant intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions
The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes
We adopted SFAS No. 109 as of our inception. Pursuant to SFAS No. 109 we are required to compute tax asset benefits for net operating losses carried forward. Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The potential benefit of net operating losses has not been recognized in these financial statements because we cannot be assured it is more likely than not we will utilize the net operating losses carried forward in future years.

Cash and Cash Equivalents
We consider all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

Concentration of Credit Risk
Financial instruments that potentially subject us to credit risk consist principally of cash. Cash was deposited with a high quality credit institution. At times, such deposits may be in excess of the FDIC insurance limit.

Property, and Equipment. - Oil and Gas Properties
Depreciation, depletion and amortization, based on cost less estimated salvage value of the asset are primarily determined under the unit-of-production method and the straight-line method, which is based on estimated asset service life taking obsolescence into consideration. Maintenance and repairs, including planned major maintenance, are expensed as incurred. Major renewals and improvements are capitalized and the assets replaced are retired.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

The accounting for our business is subject to special accounting rules that are unique to the oil and gas industry. There are two allowable methods of accounting for oil and gas business activities: the successful-efforts method and the full-cost method. There are several significant differences between these methods. Under the successful-efforts method, costs such as geological and geophysical (G&G), exploratory dry holes and delay rentals are expensed as incurred, where under the full-cost method these types of charges would be capitalized to their respective full-cost pool.

We use the “successful efforts” method to account for our exploration and production activities. Under this method, costs are accumulated on a field-by-field basis with exploratory dry holes being expensed as incurred. To date, we have incurred $4,813,268 in dry hole costs and impairment charges that have been expensed as such. Costs of productive wells and development dry holes are capitalized and amortized on the unit-of-production method for each field.

Acquisition costs of proved properties are amortized using a unit-of-production method, computed on the basis of total proved oil and gas reserves. Significant unproved properties are assessed for impairment individually and valuation allowances against the capitalized costs are recorded based on the estimated economic chance of success and the length of time that we expect to hold the properties. The valuation allowances are reviewed at least annually. Other exploratory expenditures, including geological, geophysical and 3-D seismic survey costs are expensed as incurred.

Production costs are expensed as incurred.

In the absence of a determination as to whether the reserves that have been found can be classified as proved we will not carry the costs of drilling such an exploratory well as an asset for more than one year following completion of drilling. If after that year has passed a determination that proved reserves have been found cannot be made we will assume the well is impaired and charge its costs to expense.

Proved oil and gas properties held and used by us are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.

We accrue for contingencies in accordance with Statement of Accounting Standards ("SFAS") No. 5, "Accounting for Contingencies," when it is probable that a liability or loss has been incurred and the amount can be reasonably estimated. Contingencies by their nature relate to uncertainties that require our exercise of judgment both in assessing whether or not a liability or loss has been incurred and estimating the amount of probable loss. To date we have not had any significant contingency accruals.

In June 2001, the FASB issued SFAS No.143 “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that an asset retirement obligation associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized asset retirement obligation, is depleted such that the cost of the asset retirement obligation is recognized over the life of the asset.

Environmental Costs.
Liabilities for environmental costs are recorded when it is probable that obligations have been incurred and the amounts can be reasonably estimated. These liabilities are not reduced by possible recoveries from third parties, and projected cash expenditures are not discounted. There is no contingent liability.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

Comprehensive Loss
SFAS No. 130, “Reporting Comprehensive Income,” establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of June 30, 2006, we had no items that represent a comprehensive loss and, therefore, no schedule of comprehensive loss is presented in the financial statements.

Advertising
Advertis ing costs are expensed as incurred. Advertising expense was $224,380 in 2006, and $6,502 in 2005.

Basic and Diluted Net Loss per Share
We compute net income (loss) per share in accordance with SFAS No. 128, "Earnings per Share". SFAS No. 128 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible notes using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Stock-based Compensation
In December 2002, the Financial Accounting Standards Board issued Financial Accounting Standard No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure” (“SFAS No. 148”), an amendment of Financial Accounting Standard No. 123 “Accounting for Stock-Based Compensation” (“SFAS No. 123”). The purpose of SFAS No. 148 is to: (1) provide alternative methods of transition for an entity that voluntarily changes to the fair value based method of accounting for stock-based employee compensation, (2) amend the disclosure provisions to require prominent disclosure about the effects on reported net income of an entity’s accounting policy decisions with respect to stock-based employee compensation, and (3) to require disclosure of those effects in interim financial information.

In November 2005, the FASB issued FSP FAS 123(R)-3, “Transition Election Related to Accounting for the Tax Effects of Share-Based Payment Awards” (“FSP 123R-3”). FSP 123R-3 provides a simplified alternative method to calculate the beginning pool of excess tax benefits against which excess future deferred tax assets (that result when the compensation cost recognized for an award exceeds the ultimate tax deduction) could be written off under Statement 123R. The guidance in FSP 123R-3 was effective on November 10, 2005. We do not believe the adoption of this FSP 123R-3 will have a material impact on our financial position, results of operations or cash flows.

We have elected to account for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees”, (“APB No. 25”) and comply with the disclosure provisions of SFAS No. 123 as amended by SFAS No. 148 as described above. Under APB No. 25, compensation expense for employees is recognized based on the difference, if any, on the date of grant between the estimated fair value of the our stock and the amount an employee must pay to acquire the stock.

Compensation expense is recognized immediately for past services and pro-rata for future services over the option-vesting period. As of June 30, 2006, we have not granted any stock options.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

We account for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force in Issue No. 96-18. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by EITF 96-18.

We adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS 133") which establishes accounting and reporting standards for derivative instruments and for hedging activities. SFAS 133 requires that an entity recognize derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. The accounting for changes in the fair value of a derivative depends on the intended use of the derivative and the resulting designation.

In February 2006, the FASB issued FASB Statement No. 155 (SFAS 155), “Accounting for Certain Hybrid Financial Instruments: an amendment of FAS 133 and 140.” FAS 155 nullifies the guidance from the FASB’s Derivatives Implementation Group (DIG) in Issue D1, Application of Statement 133 to Beneficial Interests in Securitized Financial Assets, which deferred the application of the bifurcation requirements of SFAS 133 for certain beneficial interests. FAS 155 provides a fair value measurement option for certain hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation and requires that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or whether they are hybrid instruments that contain embedded derivatives requiring bifurcation. FAS 155 also provides clarification on specific points related to derivative accounting. FAS 155 is effective for fiscal years beginning after September 15, 2006.

Note 3
Acquisition

On May 11, 2005, the stockholders of Ignis Petroleum Corporation entered into a stock exchange agreement with Sheer Ventures, Inc. pursuant to which Sheer Ventures, Inc. issued 9,600,000 shares of common stock in exchange for all of the issued and outstanding shares of common stock of Ignis Petroleum Corporation. As a result of this stock exchange, Ignis Petroleum Corporation became a wholly owned subsidiary of Sheer Ventures, Inc. The stock exchange was accounted for as a reverse acquisition in which Ignis Petroleum Corporation acquired Sheer Ventures, Inc. in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Also on May 11, 2005, and in connection with the stock exchange, D.B. Management Ltd., a corporation owned and controlled by Doug Berry, who was then the President, Chief Executive Officer, Secretary, Treasurer and sole director of Sheer Ventures, Inc., agreed to sell an aggregate of 11,640,000 shares of Sheer Ventures, Inc.’s common stock to six individuals, including Philipp Buschmann, the President, Secretary, Treasurer and sole director of Ignis Petroleum Corporation, for $0.0167 per share for a total purchase price of $194,000. The stock exchange and the stock purchase were both consummated on May 16, 2005. The capital structure of the consolidated enterprise is now different due to the reverse acquisition accounting.

Note 4
Property and equipment

Oil and gas properties consisted of the following at June 30, 2006:

Oil and gas properties:
Proved	$1,926,487
Unproved	995,305
2,921,792
Less depletion allowance	463,281
$2,458,511

In June 2001, the FASB issued SFAS No.143 “Accounting for Asset Retirement Obligations.” SFAS No. 143 requires that an asset retirement obligation associated with the retirement of a tangible long-lived asset be recognized as a liability in the period in which a legal obligation is incurred and becomes determinable, with an offsetting increase in the carrying amount of the associated asset. The cost of the tangible asset, including the initially recognized asset retirement obligation, is depleted such that the cost of the asset retirement obligation is recognized over the life of the asset.

Note 5
Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. We have incurred net operating losses of approximately $12,400,000 for the year ended June 30, 2006. Pursuant to SFAS No. 109 we are required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because we cannot be assured it is more likely than not we will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at June 30, 2006, and the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net operating tax loss	$12,400,000
Effective tax rate	34%
Deferred tax asset	$4,216,000
Valuation allowance	$(4,216,000)
Net deferred tax asset	$-

Note 6
Convertible Notes

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with Cornell Capital Partners, LP, an accredited investor, on January 5, 2006 and amended and restated on February 9, 2006 and April 28, 2006, for the sale of $5,000,000 in secured convertible debentures and 12,000,000 warrants. Cornell Capital provided us with an aggregate of $5,000,000 as follows:

$2,500,000 was disbursed on January 5, 2006;

$1,500,000 was disbursed on February 9, 2006; and

$1,000,000 was disbursed on April 28, 2006

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

Out of the $5 million in gross proceeds that we received from Cornell Capital upon issuance of all the secured convertible debentures, the following fees payable in cash were deducted or paid in connection with the transaction:

•	$400,000 fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$15,000 structuring fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$5,000 due diligence fee payable to Cornell Capital; and
•	$250,000 placement agent fee payable to Stonegate Securities, Inc.
•	$65,000 other professional fees paid at closing

Thus, we received total net proceeds of $4,260,000 from the issuance of secured convertible debentures to Cornell Capital. In connection with the issuance of secured convertible debentures to Cornell Capital, we were required under our placement agency agreement with Stonegate Securities, Inc. to issue to affiliates of Stonegate 75,000 shares of our common stock and 5-year warrants to purchase 400,000 shares of our common stock at an exercise price of $1.25.

The secured convertible debentures bear interest at 7%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at the lower of (i) $0.93 or (ii) 94% of the lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 30 trading days immediately preceding the date of conversion. Accordingly, there is no limit on the number of shares into which the secured convertible debentures may be converted. As of July 19, 2006, the lowest intraday trading price for our common stock during the preceding 30 trading days as quoted by Bloomberg, LP was $0.37 and, therefore, the conversion price for the secured convertible debentures was $0.3478. Based on this conversion price, the $5,000,000 in secured convertible debentures, excluding interest, were convertible into 14,376,079 shares of our common stock. The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;
If we issue rights, options or warrants to all holders of our common stock (and not to Cornell Capital) entitling them to subscribe for or purchase shares of common stock at a price per share less than $0.93 per share, other than issuances specifically permitted by the securities purchase agreement, as amended and restated, then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;
If we issue shares, other than issuances specifically permitted by the securities purchase agreement, as amended and restated, of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $0.93 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;
If we distribute to all holders of our common stock (and not to Cornell Capital) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, Cornell Capital will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures; and

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

If we engage in a merger, consolidation or sale of more than one-half of our assets, then Cornell Capital will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue to a convertible debenture with similar terms.

In connection with the securities purchase agreement, as amended and restated, we issued Cornell Capital warrants to purchase 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and warrants to purchase 6,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.93. We have the option to force the holder to exercise the warrants, as long as the shares underlying the warrants are registered pursuant to an effective registration statement, if our closing bid price trades above certain levels. If the closing bid price of our common stock is greater than or equal to $1.10 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.81. If the closing bid price of our common stock is greater than or equal to $1.23 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.93.

In connection with the exercise of any of the warrants issued to Cornell Capital, we are required under our placement agency agreement with Stonegate Securities, Inc. to pay a fee to Stonegate equal to five percent (5%) of the gross proceeds of any such exercise.

Cornell Capital has agreed to restrict its ability to convert the secured convertible debentures or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock. If the conversion price is less than $0.93, Cornell Capital may not convert more than $425,000 of secured convertible debentures in any month, unless we waive such restriction. In the event that the conversion price is equal to or greater than $0.93, there is no restriction on the amount Cornell Capital can convert in any month.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date if the closing bid price of our common stock, is less than $0.93 at the time of the redemption. In the event of a redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 15% redemption premium, and accrued interest.

In connection with the second amended and restated securities purchase agreement, we also entered into a second amended and restated registration rights agreement providing for the filing, within five days of April 28, 2006, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 130 days after filing and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) January 5, 2008. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement no later than May 3, 2006, or if the registration statement is not declared effective by September 5, 2006, we are required pay to Cornell Capital, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

We also pledged 18,750,000 shares of common stock to secure the obligations incurred pursuant to the securities purchase agreement, as amended and restated.

In accordance with Statement of Financial Accounting Standards No. 133, ‘Accounting for Derivative Instruments and Hedging Activities’, (“FASB 133”), we determined that the conversion feature of the secured convertible debentures met the criteria of an embedded derivative and therefore the conversion feature of the debt needed to be bifurcated and accounted for as a derivative. Due to the reset provisions of the secured convertible debentures, the debt does not meet the definition of “conventional convertible debt” because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

The $5,000,000 face amount of the secured convertible debentures outstanding as of June 30, 2006 was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the warrants and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in these secured convertible debentures resulted in an initial debt discount of $1,305,661. At June 30, 2006, we revalued this derivative liability, For the year ended June 30, 2006, after adjustment, we recorded a loss on valuation of derivative liability of $1,299,201. The associated warrants are exercisable for 12,000,000 shares of common stock at exercise prices between $0.93 and $0.81 per share. The warrants, which expire five years after issuance, were assigned a value of $3,694,293, estimated using the Black-Scholes valuation model. The following assumptions were used to determine the fair value of the warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 5.00%, volatility of 53%, and dividend yield of zero. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the debenture, conversion feature and the warrants were allocated based on their fair values. The amount allocated as a discount on the secured convertible debentures for the value of the warrants and conversion option will be amortized to interest expense, using the effective interest method, over the term of the secured convertible debentures. The holders of the secured convertible debentures and warrants have registration rights that required us to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the debenture or the exercise of the warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the ability to register stock was deemed to be outside of our control. Accordingly, the initial aggregate fair value of the derivatives (embedded and free-standing) of $1,305,661 was recorded as a derivative liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. At June 30, 2006, this derivative liability was $2,604,813. During the year ended June 30, 2006, the recording of this derivative liability associated with this debt financing resulted in a non-cash loss of $1,299,201 which was reflected in the consolidated statement of operations for the year ended June 30, 2006. Additionally, the initial aggregate fair value of the warrants of $3,694,339 was recorded as an accrued warrant liability in the consolidated balance sheet. For the year ended June 30, 2006, amortization of the discount on debenture amounted to $1,931,886 which is included in interest expense.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

The convertible debenture liability is as follows at June 30, 2006:

Convertible debentures payable	$5,000,000
Less: unamortized discount on debentures	(3,068,114)

Convertible debentures, net	$1,931,886

Note 7
Leases

In January 2005 we entered into a one year operating lease for our office space. The lease requires monthly payments of $9,516 plus the cost of office services provided by the landlord. The additional services average $500 per month. A total of $63,935 was charged to rent expense for the year ended June 30, 2006.

Note 8
Stockholders’ Equity

On April 22, 2005, we acquired a working interest in two oil, gas and mineral leases in Louisiana and Alabama, respectively, for an aggregate of $1,550,302. We financed the acquisitions with one year 8% convertible promissory notes. These notes were convertible into our common stock at a price of $.50 per share. The notes could have been converted into our common stock in whole or part anytime after August 15, 2005. On September 22, 2005, all principal and accrued interest on such notes were converted into 3,100,000 shares of our common stock. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used. In the event we did not commence actual drilling operations on or before September 30, 2005 we were to deliver assignments of the acquired interest back to the seller with no further force or effect on either party. This deadline was extended until March 31, 2006 in exchange for 400,000 shares of our common stock. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used. This common stock issuance was valued at $1,028,000 or $2.57 per share, which was the market value of our common stock on September 30, 2005.

On July 26, 2005, we sold 3,000,000 units to Petrofinanz GMBH, a private investment group in the Marshall Islands, for $0.50 per unit for an aggregate purchase price of $1,500,000. Each unit consisted of one share of our common stock and one warrant to purchase one share of our common stock for $1.50 per share until July 2006. The units were sold in a private sale without registration under the Securities Act of 1933, as amended, in reliance on the exception provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering..

On August 15, 2005, we issued 240,000 shares of common stock to Douglas Berry as compensation for his services as one of our directors. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used. These shares were valued at $372,000 or $1.55 per share, the fair market value of the common stock at the date of grant.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

In August 2005, we issued 50,000 shares of common stock to an advisor as compensation for their services as an advisor. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used. These shares were valued at $79,000 or $1.58 per share, the fair market value of the common stock at the date of grant.

In August 2005, we issued 128,500 shares of common stock to our advisors as compensation for their services as advisors. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used. These shares were valued at $189,000 or $1.47 per share, the fair market value of the common stock at the date of grant.

On August 25, 2005, we issued 150,000 shares of common stock to our chief executive officer Michael Piazza for compensation as provided in his employment agreement. The shares were issued without registration under the Securities Act in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving a public offering. No underwriters were used. These shares were valued at $207,000 or $1.38 per share, the fair market value of the common stock at the date such shares were earned under the terms of Mr. Piazza’s employment agreement.

On October 21, 2005, we entered into a Placement Agency Agreement with Stonegate Securities, Inc.~~.~~ On November 29, 2005, pursuant to this agreement, we issued 50,000 shares of our common stock to affiliates of Stonegate in exchange for Stonegate’s service as our placement agent. These shares were valued at $56,000 which was the then market value of the shares. The shares were issued without registration under the Securities Act of 1933, as amended, in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used.

On October 18, 2005, we entered into a Subscription Agreement with Petrofinanz GmbH pursuant to which Petrofinanz agreed to purchase 133,333 units, at a price of $1.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share. The units were sold in a private sale without registration under the Securities Act of 1933, as amended, in reliance on the exception provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On October 28, 2005, we entered into a Subscription Agreement with Petrofinanz GmbH pursuant to which Petrofinanz agreed to purchase 80,000 units, at a price of $1.25 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share. The units were sold in a private sale without registration under the Securities Act of 1933, as amended, in reliance on the exception provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering.

On October 31, 2005 we issued 350,000 shares of common stock to Michael Piazza for services to us as a CEO. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $644,000 or $1.84 per share, the fair market value of the common stock at the date the shares were issuable.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

On January 5, 2006, we issued 75,000 shares to three affiliates of Stonegate Securities, Inc., for compensation relating to Stonegate acting as our placement agent. The shares were issued in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act. (See note 6). No underwriters were used. These shares were valued at $57,000 or $0.76 per share, the fair market value of the common stock at the date of grant.

On January 20, 2006, we issued 30,000 shares of common stock to Roger A. Leopard for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $31,500 or $1.05 per share, the fair market value of the common stock at the date of grant.

On January 20, 2006, we issued 30,000 shares of common stock to Geoff Evett for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $31,500 or $1.05 per share, the fair market value of the common stock at the date of grant.

On February 9, 2006, we issued 10,000 shares of common stock to Timothy Hart for services to us as an officer. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $15,000 or $1.50 per share, the fair market value of the common stock at the date of grant.

On February 9, 2006, we issued 192,188 shares of common stock to our advisors for services to us as advisors. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $288,282 or $1.50 per share, the fair market value of the common stock at the date of grant.

On May 30, 2006, we issued 181,818 shares of common stock to Petrofinanz GmbH, at a price of $1.10 per share for a total of $200,000. The shares and warrants were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On May 30 2006, we issued 500,000 shares of common stock to Michael Piazza for services to us as an officer. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. These shares were valued at $525,000 or $1.05 per share, the fair market value of the common stock at April 21, 2006, the date the shares were issuable.

On May 30 2006, we issued 120,000 shares of common stock to Eric Hanlon for services to us as a consultant. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. These shares were valued at $133,200 or $1.11 per share, the fair market value of the common stock at April 30, 2006, the date the shares were issuable.

Note 9
Note Payable

On December 22, 2005 we borrowed $100,000.00 due on 20th June 2006, at 8% per annum.

Note 10
Subsequent Events

We have agreed to acquire 45% of the acreage, producing properties and natural gas gathering and treating system currently held by W. B. Osborn Oil & Gas Operations, Ltd. ("WBO") and St. Jo Pipeline Limited within the St. Jo Ridge (Barnett Shale) Field, located in Montague and Cooke Counties, Texas. WBO will remain the operator.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

Terms of the purchase were:

•
Purchase price of $18,450,000 before closing adjustments, to be paid in cash. The adjustments will be determined from time to time as production flows and drilling investments are accounted for by the parties.

•
As part of the transaction, Ignis will commit to invest capital into an ongoing continuous drilling program as well as invest up to $5,000,000 in future property acquisitions within an Area of Mutual Interest.

The consummation of the agreement is subject to standard closing conditions. The transaction is scheduled to close on or before October 31, 2006, with a 15 day extention if required. We are currently negotiating financing for the transaction.

We will be acquiring forty-five percent (45%) of WBO's interests in 7,890 gross acres (6,864 net acres), 13 producing wells, and an estimated total net proved reserves of 1.4 million barrels of oil equivalent (Mboe) of which 0.5 Mboe are proved developed producing as of June 1, 2006. Approximately fifty percent (50%) of the proved reserves are oil and fifty percent (50%) are a combination of gas and gas liquids. The gathering and treating system consists of a 100% interest in approximately 24 miles of gathering lines, which accumulates and treats natural gas at a central plant. WBO has identified 36 initial drilling locations on the acreage before beginning the infill drilling program, which could yield more than 100 additional drilling sites.

Note 10.
Supplemental Information (Unaudited)

Proved oil and gas reserves estimates were prepared by a petroleum engineer. The reserve reports were prepared in accordance with guidelines established by the Securities and Exchange Commission and, accordingly, were based on existing economic and operating conditions.

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. The following reserve data represents estimates only and should not be construed as being exact. Moreover, the present values should not be construed as the current market value of the Company’s natural gas and crude oil reserves or the costs that would be incurred to obtain equivalent reserves.

Ignis Petroleum Group, Inc. and Subsidiary
Notes to the Financial Statements
June 30, 2006

The changes in proved reserves is as follows

	Natural gas	Crude oil
	mcf	bbls

December 9, 2004	-	-

Revisions	-	-
Discoveries	-	-
Production	-	-

June 30, 2005	-	-

Revisions

Discoveries:
Acom - 6	89,082	19,000
Barnett Shale	14,063	2,344

Production:
Acom - 6	(19,540)	(5,348)
Barnett Shale	(978)	(272)

June 30, 2006	82,627	15,724

The capitalized cost relating to oil and gas properties is as follows:

Property and equipment consisted of the following at June 30, 2005:

Oil and gas properties- unproved	$2,529,960

Oil and gas properties consisted of the following at June 30, 2006:

Oil and gas properties:
Proved	$1,926,487
Unproved	995,305
2,921,792
Less depletion allowance	463,281
$2,458,511

The Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Natural Gas Reserves (“Standardized Measure”) does not purport to present the fair market value of the Company’s natural gas and crude oil properties. An estimate of such value should consider, among other factors, anticipated future prices of natural gas and crude oil, the probability of recoveries in excess of existing proved reserves, the value of probable reserves and acreage prospects, and perhaps different discount rates. It should be noted that estimates of reserve quantities, especially from new discoveries, are inherently imprecise and subject to substantial revision.

Under the Standardized Measure, future cash inflows were estimated by applying year-end prices, adjusted for contracts with price floors but excluding hedges, to the estimated future production of the year-end reserves.

Future cash inflows were reduced by estimated future production and development costs based on year-end costs to determine pre-tax cash inflows. Future income taxes were computed by applying the statutory tax rate to the excess of pre-tax cash inflows over the Company’s tax basis in the associated proved natural gas and crude oil properties. Tax credits and net operating loss carry forwards were also considered in the future income tax calculation. Future net cash inflows after income taxes were discounted using a 10% annual discount rate to arrive at the Standardized Measure.

The standardized measure of discounted cash flows related to proved oil and gas reserves at June 30, 2006 and 2005 were as follows:

2006
Future Revenues, Net(1)	$2,216,483
Production costs(1)	0
Development costs	0
Income taxes(2)	0

Future net cash flows	2,126,483
Less: discount at 10% annual rate	-607,962

Standardized measure of discounted future net cash flows relating to proved reserves	$1,518,521

2005
Future Revenues, Net(1)	$1,825,820
Production costs	0
Development costs	(602,290)
Income taxes(2)	0

Future net cash flows	1,223,530
Less: discount at 10% annual rate	(193,570)

Standardized measure of discounted future net cash flows relating to proved reserves	$1,029,960

(1)	Future revenues are net of production cost as that is how we receive of revenue.
(2)	We do not expect to have tax liability due to our net operating loss carryforward.

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Balance Sheet
September 30, 2006
(Unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$993,697
Accounts receivable	224,150
Prepaid expenses and other current assets	317,584
Total current assets	1,535,431

Property and equipment:
Oil and gas properties, successful efforts method	1,895,587

Other assets	603,120

Total assets	$4,034,138

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable and accrued expenses	$1,158,627
Notes payable	600,000
Total current liabilities	1,758,627

Convertible notes	2,622,377
Derivative liability	5,319,149
Warrant liability	3,694,293
11,635,818

Commitments and contingencies	-
Stockholders' equity (deficit):
Preferred stock, $0.001 par value, 5,000,000 shares authorized none issued and outstanding	-
Common stock, $0.001 par value, 300,000,000 shares authorized 50,288,589 issued and outstanding	50,289
Additional paid-in capital	7,647,356
Accumulated deficit	(17,057,952)
Total stockholders' equity (deficit)	(9,360,307)

Total liabilities and stockholders' equity (deficit)	$4,034,138

The accompanying notes are an integral part of these condensed consolidated financial statements

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Statement of Operations
(Unsudited)

	For the	For the
	Three Months Ended	Three Months Ended
	September 30, 2006	September 30, 2005

Revenues from oil and gas product sales	$471,214	$-

Operating expenses:
Depreciation and depletion	403,193	-
Exploration expenses, including dry holes	199,301
General and administrative expenses	549,655	1,050,858
Total operating expenses	1,152,149	1,050,858

Other income (expense)
Loss from valuation of derivative liability	(2,714,336)	-
Interest expense	(883,255)	(27,617)
	(3,597,591)	(27,617)

Net loss	$(4,278,526)	$(1,078,475)

Basic and diluted loss per common share	$(0.09)	$(0.02)

Weighted average number of common shares outstanding	49,537,232	43,373,125

The accompanying notes are an integral part of these condensed consolidated financial statements

Ignis Petroleum Group, Inc. and Subsidiary
Consolidated Statement of Cash Flows
(Unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	September 30, 2006	September 30, 2005

Cash flow from operating activities
Net loss	$(4,278,526)	$(1,078,475)

Adjustments to net loss not affecting cash:
Depreciation and depletion	403,193	-
Amortization of debt cost	66,640	-
Loss from valuation adjustment of oil and gas properties	199,082
Stock issued for compensation and services	93,481	768,000
Amortization of discount of debentures	690,491	-
Loss from valuation of derivatives	2,714,336	-
Increase / decrease in current assets and liabilities
Increase in accounts receivable	(168,367)	-
(Increase) decrease in prepaid expenses and other current assets	(129,084)	19,000
Increase (decrease) in accounts payable and accrued expenses	169,230	(1,069,719)

Cash used in operating activities	(239,525)	(1,361,194)

Cash flow from investing activities
Purchase of oil and gas properties	(139,350)	(54,993)

Cash used for investing activities	(139,350)	(54,993)

Cash flow from financing activities
Issuance of common stock and warrants	-	1,450,000
Proceeds from note payable	500,000	-
Advance from related party	-	8,131

Cash provided by financing activities	500,000	1,458,131

Net increase in cash	121,125	41,944

Cash at beginning of period	872,572	145,064

Cash at end of period	$993,697	$187,008

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes are an integral part of these condensed consolidated financial statements

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
September 30, 2006

Note 1
Basis of Presentation / Accounting Policies

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions of Form 10-QSB and Item 310 of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. The preparation requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results may differ from these estimates. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month period ended September 30, 2006 are not necessarily indicative of the results that may be expected for the year ending June 30, 2007.

For further information, refer to the financial statements and footnotes thereto included in our annual report on Form 10-KSB for the year June 30, 2006 as filed with the Securities and Exchange Commission.

Note 2
Nature of Operations

Ignis Petroleum Corporation was incorporated in the State of Nevada on December 9, 2004.

On May 11, 2005, the stockholders of Ignis Petroleum Corporation entered into a stock exchange agreement with Sheer Ventures, Inc. pursuant to which Sheer Ventures, Inc. issued 9,600,000 shares of common stock in exchange for all of the issued and outstanding shares of common stock of Ignis Petroleum Corporation. As a result of this stock exchange, Ignis Petroleum Corporation became a wholly owned subsidiary of Sheer Ventures, Inc. The stock exchange was accounted for as a reverse acquisition in which Ignis Petroleum Corporation acquired Sheer Ventures, Inc. in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations”. Also on May 11, 2005, and in connection with the stock exchange, D.B. Management Ltd., a corporation owned and controlled by Doug Berry, who was then the President, Chief Executive Officer, Secretary, Treasurer and sole director of Sheer Ventures, Inc., agreed to sell an aggregate of 11,640,000 shares of Sheer Ventures, Inc.’s common stock to six individuals, including Philipp Buschmann, the President, Secretary, Treasurer and sole director of Ignis Petroleum Corporation, for $0.0167 per share for a total purchase price of $194,000. The stock exchange and the stock purchase were both consummated on May 16, 2005.

On July 11, 2005, Sheer Ventures, Inc. changed its name to Ignis Petroleum Group, Inc.

Our Operations

We are engaged in the exploration, development, and production of crude oil and natural gas properties in the United States. We plan to explore for and develop crude oil and natural gas primarily in the onshore areas of the United States Gulf Coast. Our strategy is to build an energy portfolio that benefits from:

•	the maturing of new petroleum technologies, such as seismic interpretation;
•	the expected increase of oil and gas prices; and
•	the availability of short “outsteps” in the same play as previously-discovered hydrocarbons.

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
September 30, 2006

We have acquired several prospects that benefit from state-of-the-art 3-D seismic data interpretation. In addition, we are actively seeking to acquire other prospects. We employ and leverage industry technology, engineering, and operating talent. We may, from time to time, participate in high-value or fast-payback plays for short-term strategic reasons. We outsource lower value activities so that we can focus our efforts on the earliest part of the value chain while leveraging outstanding talent and strategic partnerships to execute our strategy. We believe this approach will allow us to grow our business through rapid identification, evaluation and acquisition of high-value prospects, while enabling us to use specialized industry talent and keep overhead costs to a minimum. We believe this strategy will result in significant growth in our reserves, production and financial strength.

Our Properties

We own or have the right to acquire working interests in the following oil and gas prospects in the United States onshore Gulf Coast region.

North Wright Field Prospect

We have the right to earn 75% of the working interest, which is equal to a 52.5% net revenue interest, in oil and gas leases and proposed operations covering the North Wright Field Prospect, which is located in Acadia Parish, Louisiana. We will carry 100% of the costs to drill and test each well drilled on the prospect. Bayou City Exploration, Inc. will be the operator of the prospect. The remaining 25% of the working interest in the prospect will be held by Argyle Energy, Inc., who will hold 12.5% of the working interest, and three other parties, who collectively will hold 12.5% of the working interest in the prospect. We are required to commence drilling operations on the prospect on or before December 31, 2006, or our interests in the prospect will revert to Argyle. We decided not to pursue the prospect and have taken a total write down of the entire property. This resulted in an additional impairment charge of $199,082 for the three months ended September 30, 2006. The North Wright Field Prospect is currently unproved.

Acom A-6 Property

We have 25% of the working interest, which is equal to an 18.75% net revenue interest, in the Acom A-6 Prospect, which is located in Chambers County, Texas. Anadarko Petroleum Corporation is the operator of the prospect and holds the remainder of the working interest. Drilling of this prospect commenced production in August 2005 and was completed in October 2005. The Acom A-6 Prospect currently holds proved reserves and is producing oil and gas with revenues being earned by us. We have estimated remaining proved reserves of 8,701 Bbls of oil and 48,045 Mcf of gas. We have realized a total of 10,299 Bbls of oil at an average price of $61.09 and 41,955 Mcf of gas at an average price of $7.47 through September 30, 2006.

Our partner and operator, Anadarko Petroleum Corporation, recently performed a workover of the well to clean out paraffin buildup, which had progressively reduced the oil and gas production rates. Upon completion of the project, the downhole pressure increased to levels close to those encountered when production began in October 2005, and average gross daily production rates increased to over 225 Bbls of crude oil and 1.15 Mcf of natural gas.

Crimson Bayou Prospect

We have the right to earn 25% of the working interest, which is equal to a 17.88% net revenue interest, in the test well before payout and 20% of the working interest, which is equal to a 14.3% net revenue interest, after payout in the Crimson Bayou Prospect, which is located in Iberville Parish, Louisiana. Range Production I, L.P. is the operator of the prospect and will hold the remainder of the working interest. Drilling of the first test well on the prospect is expected to commence in 2007. The Crimson Bayou Prospect is currently unproved.

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
 (UNAUDITED)
September 30, 2006

Barnett Shale Property

We hold 12.5% of the working interest, which is equal to a 9.38% net revenue interest before payout and 10% of the working interest, which is equal to a 7.5% net revenue interest after payout, in three wells located in the Barnett Shale trend in Greater Fort Worth Basin, Texas. Rife Energy Operating, Inc. is the operator of the prospect and holds a majority of the remaining working interest. All three wells have been drilled. One well has been completed and is producing oil and gas. The other two wells have been partially completed to test the geological formations and have some revenue production.  During the fourth calendar quarter of 2006, we anticipate that we will complete these two wells, which will bring them up to their full production potential. The Barnett Shale Prospect currently holds proved reserves and is producing oil and gas. We have estimated proved reserves of 2,072 Bbl of oil and 13,085 Mcf of gas. Between April 6, 2006 and September 30, 2006 the Barnett Shale wells produced approximately 429 Bbls of oil and 3.1 Mcf of gas, net to us.

Ignis Barnett Shale Joint Venture

On September 27, 2006, through our wholly-owned subsidiary, Ignis Barnett Shale, LLC, we entered into a purchase and sale agreement with W.B. Osborn Oil & Gas Operations., Ltd. and St. Jo Pipeline, Limited to acquire 45% of W.B. Osborn Oil & Gas Operations and St. Jo Pipeline’s interest in the acreage, oil and natural gas producing properties and natural gas gathering and treating system located in the St. Jo Ridge Field in the North Texas Fort Worth Basin. The purchase price of the acquisition is $17,600,000, subject to certain adjustments, plus $850,000 payable by us in thirty-six monthly installments of $23,611, beginning one month after closing. In addition, we agreed to fund additional lease acquisitions up to a total of $5,000,000 for a period of two years. We have paid a total deposit of $100,000 to provide for certain rights under the fully-executed Purchase and Sale Agreement including the right to extend the closing until November 15, 2006, the expected closing date.

Sherburne Prospect

On May 5, 2006 we entered into a participation agreement to drill the Sherburne Field Development prospect, located in Pointe Coupee Parish, Louisiana. Under the terms of the agreement, we will pay 15% of the drilling, testing and completion costs. Upon completion, we will earn a 15% working interest in the well before payout and an 11.25% working interest in the well after payout. Drilling operations commenced in August 2006 and was finished in September 2006. Multiple gas zones were detected. The commercial viability of the gas zones will be tested in the fourth quarter of 2006. The Sherburne Prospect is currently unproved.

Note 3
Property and equipment

Oil and gas properties consisted of the following at September 30, 2006:

Oil and gas properties:
Proved	$1,826,487
Unproved	935,574
2,762,061
Less depletion allowance	866,474
$1,895,587

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
September 30, 2006

Note 4
Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. We have incurred net operating losses of approximately $4,278,000 for the three months ended September 30, 2006. Pursuant to SFAS No. 109 we are required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because we cannot be assured it is more likely than not we will utilize the net operating losses carried forward in future years.

The components of the net deferred tax asset at September 30, 2006, and the effective tax rate and the elected amount of the valuation allowance are indicated below:

Net Operating Tax Loss	$17,057,000
Effective Tax Rate	34%
Deferred tax asset	$5,799,000
Valuation allowance	$(5,799,000)
Net Deferred Tax Asset	$-

Note 5
Convertible Notes

To obtain funding for our ongoing operations, we entered into a securities purchase agreement with Cornell Capital Partners, LP, an accredited investor, on January 5, 2006 and amended and restated on February 9, 2006 and April 28, 2006, for the sale of $5,000,000 in secured convertible debentures and 12,000,000 warrants. Cornell Capital provided us with an aggregate of $5,000,000 as follows:

•	$2,500,000 was disbursed on January 5, 2006;

•	$1,500,000 was disbursed on February 9, 2006; and

•	$1,000,000 was disbursed on April 28, 2006

Out of the $5 million in gross proceeds that we received from Cornell Capital upon issuance of all the secured convertible debentures, the following fees payable in cash were deducted or paid in connection with the transaction:

•	$400,000 fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$15,000 structuring fee payable to Yorkville Advisors LLC, the general partner of Cornell Capital;
•	$5,000 due diligence fee payable to Cornell Capital; and
•	$250,000 placement agent fee payable to Stonegate Securities, Inc.
•	$65,000 other professional fees paid at closing

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
September 30, 2006

Thus, we received total net proceeds of $4,260,000 from the issuance of secured convertible debentures to Cornell Capital. In connection with the issuance of secured convertible debentures to Cornell Capital, we were required under our placement agency agreement with Stonegate Securities, Inc. to issue to affiliates of Stonegate 75,000 shares of our common stock and 5-year warrants to purchase 400,000 shares of our common stock at an exercise price of $1.25.

The secured convertible debentures bear interest at 7%, mature three years from the date of issuance, and are convertible into our common stock, at the selling stockholder’s option, at the lower of (i) $0.93 or (ii) 94% of the lowest volume weighted average prices of our common stock, as quoted by Bloomberg, LP, during the 30 trading days immediately preceding the date of conversion. Accordingly, there is no limit on the number of shares into which the secured convertible debentures may be converted As of November 6, 2006, the lowest intraday trading price for our common stock during the preceding 30 trading days as quoted by Bloomberg, LP was $0.17 and, therefore, the conversion price for the secured convertible debentures was $0.1598. Based on this conversion price, the $5,000,000 in secured convertible debentures, excluding interest, were convertible into 31,289,112 shares of our common stock. The conversion price of the secured convertible debentures will be adjusted in the following circumstances:

•
If we pay a stock dividend, engage in a stock split, reclassify our shares of common stock or engage in a similar transaction, the conversion price of the secured convertible debentures will be adjusted proportionately;

•
If we issue rights, options or warrants to all holders of our common stock (and not to Cornell Capital) entitling them to subscribe for or purchase shares of common stock at a price per share less than $0.93 per share, other than issuances specifically permitted by the securities purchase agreement, as amended and restated, then the conversion price of the secured convertible debentures will be adjusted on a weighted-average basis;

•
If we issue shares, other than issuances specifically permitted by the securities purchase agreement, as amended and restated, of our common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of our common stock, at a price per share less than $0.93 per share, then the conversion price will be adjusted to such lower price on a full-ratchet basis;

•
If we distribute to all holders of our common stock (and not to Cornell Capital) evidences of indebtedness or assets or rights or warrants to subscribe for or purchase any security, then the conversion price of the secured convertible debenture will be adjusted based upon the value of the distribution as a percentage of the market value of our common stock on the record date for such distribution;

•
If we reclassify our common stock or engage in a compulsory share exchange pursuant to which our common stock is converted into other securities, cash or property, Cornell Capital will have the option to either (i) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (ii) demand that we prepay the secured convertible debentures; and

•
If we engage in a merger, consolidation or sale of more than one-half of our assets, then Cornell Capital will have the right to (i) demand that we prepay the secured convertible debentures, (ii) convert the secured convertible debentures into the shares of stock and other securities, cash and property receivable by holders of our common stock following such transaction, or (iii) in the case of a merger or consolidation, require the surviving entity to issue to a convertible debenture with similar terms.

In connection with the securities purchase agreement, as amended and restated, we issued Cornell Capital warrants to purchase 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and warrants to purchase 6,000,000 shares of our common stock, exercisable for a period of five years at an exercise price of $0.93. We have the option to force the holder to exercise the warrants, as long as the shares underlying the warrants are registered pursuant to an effective registration statement, if our closing bid price trades above certain levels. If the closing bid price of our common stock is greater than or equal to $1.10 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.81. If the closing bid price of our common stock is greater than or equal to $1.23 for a period of 15 consecutive trading days prior to the forced conversion, we can force the warrant holder to exercise the warrants exercisable at a price of $0.93.

In connection with the exercise of any of the warrants issued to Cornell Capital, we are required under our placement agency agreement with Stonegate Securities, Inc. to pay a fee to Stonegate equal to five percent (5%) of the gross proceeds of any such exercise.

Cornell Capital has agreed to restrict its ability to convert the secured convertible debentures or exercise the warrants and receive shares of our common stock such that the number of shares of common stock held by it and its affiliates after such conversion does not exceed 4.99% of the then issued and outstanding shares of common stock. If the conversion price is less than $0.93, Cornell Capital may not convert more than $425,000 of secured convertible debentures in any month, unless we waive such restriction. In the event that the conversion price is equal to or greater than $0.93, there is no restriction on the amount Cornell Capital can convert in any month.

We have the right, at our option, with three business days advance written notice, to redeem a portion or all amounts outstanding under the secured convertible debentures prior to the maturity date if the closing bid price of our common stock, is less than $0.93 at the time of the redemption. In the event of redemption, we are obligated to pay an amount equal to the principal amount being redeemed plus a 15% redemption premium, and accrued interest.

In connection with the second amended and restated securities purchase agreement, we also entered into a second amended and restated registration rights agreement providing for the filing, within five days of April 28, 2006, of a registration statement with the Securities and Exchange Commission registering the common stock issuable upon conversion of the secured convertible debentures and warrants. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 130 days after filing and to insure that the registration statement remains in effect until the earlier of (i) all of the shares of common stock issuable upon conversion of the secured convertible debentures have been sold or (ii) January 5, 2008. In the event of a default of our obligations under the registration rights agreement, including our agreement to file the registration statement no later than May 3, 2006, or if the registration statement is not declared effective by September 5, 2006, we are required pay to Cornell Capital, as liquidated damages, for each month that the registration statement has not been filed or declared effective, as the case may be, either a cash amount or shares of our common stock equal to 2% of the liquidated value of the secured convertible debentures. The Company has accrued a liability of $100,000 at September 30, 2006 in connection with this provision.

In connection with the securities purchase agreement, we executed a security agreement in favor of the investor granting them a first priority security interest in all of our goods, inventory, contractual rights and general intangibles, receivables, documents, instruments, chattel paper, and intellectual property. The security agreement states that if an event of default occurs under the secured convertible debentures or security agreements, the investor has the right to take possession of the collateral, to operate our business using the collateral, and have the right to assign, sell, lease or otherwise dispose of and deliver all or any part of the collateral, at public or private sale or otherwise to satisfy our obligations under these agreements.

We also pledged 18,750,000 shares of common stock to secure the obligations incurred pursuant to the securities purchase agreement, as amended and restated.

In accordance with Statement of Financial Accounting Standards No. 133, ‘Accounting for Derivative Instruments and Hedging Activities’, (“FASB 133”), we determined that the conversion feature of the secured convertible debentures met the criteria of an embedded derivative and therefore the conversion feature of the debt needed to be bifurcated and accounted for as a derivative. Due to the reset provisions of the secured convertible debentures, the debt does not meet the definition of “conventional convertible debt” because the number of shares which may be issued upon the conversion of the debt is not fixed. Therefore, the conversion feature fails to qualify for equity classification under EITF 00-19, and must be accounted for as a derivative liability.

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
September 30, 2006

The $5,000,000 face amount of the secured convertible debentures outstanding as of September 30, 2006 was stripped of its conversion feature due to the accounting for the conversion feature as a derivative, which was recorded using the residual proceeds method, whereby any remaining proceeds after allocating the proceeds to the warrants and conversion option would be attributed to the debt. The beneficial conversion feature (an embedded derivative) included in these secured convertible debentures resulted in an initial debt discount of $1,305,661. At September 30, 2006, we revalued this derivative liability, For the three months ended September 30, 2006, after adjustment, we recorded a loss on valuation of derivative liability of $2,714,336. The associated warrants are exercisable for 12,000,000 shares of common stock at exercise prices between $0.93 and $0.81 per share. The warrants, which expire five years after issuance, were assigned a value of $3,694,293, estimated using the Black-Scholes valuation model. The following assumptions were used to determine the fair value of the warrants using the Black-Scholes valuation model: a term of five years, risk-free rate of 5.00%, volatility of 53%, and dividend yield of zero. In accordance with EITF No. 00-19, EITF No. 00-27, Application of Issue No. 98-5 to Certain Convertible Instruments, the values assigned to both the debenture, conversion feature and the warrants were allocated based on their fair values. The amount allocated as a discount on the secured convertible debentures for the value of the warrants and conversion option will be amortized to interest expense, using the effective interest method, over the term of the secured convertible debentures. The holders of the secured convertible debentures and warrants have registration rights that required us to file a registration statement with the Securities and Exchange Commission to register the resale of the common stock issuable upon conversion of the debenture or the exercise of the warrants. Under EITF No. 00-19, Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock, the ability to register stock was deemed to be outside of our control. Accordingly, the initial aggregate fair value of the derivatives (embedded and free-standing) of $1,305,661 was recorded as a derivative liability in the consolidated balance sheet, and is marked to market at the end of each reporting period. At September 30, 2006, this derivative liability was $5,319,149. During the three months ended September 30, 2006, the recording of this derivative liability associated with this debt financing resulted in a non-cash loss of $2,714,336 which was reflected in the consolidated statement of operations for the three months ended September 30, 2006. Additionally, the initial aggregate fair value of the warrants of $3,694,293 was recorded as an accrued warrant liability in the consolidated balance sheet. For the three months ended September 30, 2006, amortization of the discount on debenture amounted to $690,491 which is included in interest expense.

The convertible debenture liability is as follows at September 30, 2006:

Convertible debentures payable	$5,000,000
Less: unamortized discount on debentures	(2,377,623)

Convertible debentures, net	$2,622,377

Note 6
Stockholders’ Equity

On July 20, 2006, we issued 25,000 shares of common stock to Roger A. Leopard for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $10,750 or $0.43 per share, the fair market value of the common stock at the date of grant.

On July 20, 2006, we issued 25,000 shares of common stock to Geoff Evett for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $10,750 or $0.43 per share, the fair market value of the common stock at the date of grant.

IGNIS PETROLEUM GROUP, INC. AND SUBSIDIARY
SELECTED NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
September 30, 2006

On September 21, 2006, we issued an aggregate of 218,125 shares of common stock to our advisors for services to us as advisors. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used. These shares were valued at $71,981 or $0.33 per share, the fair market value of the common stock at the date of grant.

Note 7
Note payable

The previously outstanding loan for $100,000 was amended on August 28, 2006 to include an additional $500,000, bringing the total outstanding loan balance to $600,000.00 due and payable on February 28, 2008. The new terms require repayment of the principal at an amount of $30,000 per month on or before the 28th day of each month beginning January 28, 2007 and continuing until the Repayment Date. There shall be no penalty for repayment of the loan prior to the repayment date. Interest shall accrue on the outstanding principal amount of the loan at the fixed rate of 12% per annum

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our stockholders (through stockholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee	$5,011.61
Accounting fees and expenses	10,000.00*
Legal fees and expenses	40,000.00*
Miscellaneous	5,000.00
TOTAL	$60,011.61*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have sold the following securities which were not registered under the Securities Act of 1933, as amended.

We issued 12,000,000 shares of our common stock to Mr. Doug Berry on May 25, 2004.  Mr. Berry was at that point our president, secretary, treasurer, chief executive officer and sole director.  Mr. Berry acquired these 12,000,000 shares at a price of $0.000167 per share for total proceeds to us of $2,000.00.  The securities were issued in a private placement transaction pursuant to Regulation S under the Securities Act of 1933, as amended.

We completed an offering of 18,000,000 shares of our common stock at a price of $0.00167 per share to 30 purchasers on June 25, 2004. The total amount received from this offering was $30,000.  We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 1,200,000 shares of our common stock at a price of $0.0167 per share to six purchasers on June 30, 2004. The total amount received from this offering was $20,000.  We completed this offering pursuant to Regulation S of the Securities Act.

On May 16, 2005, we issued an aggregate of 9,600,000 shares of our common stock to the stockholders of Ignis Petroleum Corporation in exchange for 1,600,000 shares of Ignis Petroleum Corporation. The shares were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On June 15, 2005, we entered into a stock purchase agreement with Petrofinanz GmbH pursuant to which Petrofinanz purchased 400,000 shares of our common stock at a price of $0.50 per share for a total of $200,000. The shares were issued on June 30, 2005 in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On July 26, 2005, we entered into a subscription agreement with Petrofinanz GmbH pursuant to which Petrofinanz purchased 3,000,000 units, at a price of $0.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $1.50 per share. The shares and warrants were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

In August 2005, we issued 150,000 shares of common stock to Michael Piazza pursuant to his employment agreement. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On August 15, 2005, we issued 240,000 shares of our common stock to D.B Management, LTD., a company owned and controlled by Doug Berry, who was then a director of ours, in consideration for his services as one of our directors. This issuance is considered exempt pursuant to Section 4(2) of the Securities Act.

On August 17, 2005, we issued 59,375 shares of common stock to Alexander A. Kulpecz for consulting services to us in the position of Executive Advisor. This issuance is considered exempt pursuant to Section 4(2) of the Securities Act.

On August 17, 2005, we issued 25,000 shares of common stock to Frederick C. Stein for consulting services to us in the position of Executive Advisor. This issuance is considered exempt pursuant to Section 4(2) of the Securities Act.

On August 25, 2005, we issued 43,750 shares of common stock to Joseph Gittelman for consulting services to us in the position of Exploration Advisor. This issuance is considered exempt pursuant to Section 4(2) of the Securities Act.

On September 22, 2005, we issued 3,100,000 shares of common stock upon conversion of convertible promissory notes in an aggregate amount of outstanding principal and interest of $1,550,000. The shares were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On September 30, 2005, we agreed to issue an aggregate of 400,000 shares of our common stock to Newton Properties, Inc. at an agreed value of $1.00 per share in exchange for its agreement to allow us additional time to spud wells on oil and gas leases. The shares were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act as a transaction by an issuer not involving a public offering. No underwriters were used.

In October 2005, we issued 350,000 shares of common stock to Michael Piazza pursuant to his employment agreement. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On October 18, 2005, we entered into a subscription agreement with Petrofinanz GmbH pursuant to which Petrofinanz purchased 133,333 units, at a price of $1.50 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share. The shares and warrants were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On October 21, 2005, we issued 50,000 shares to three affiliates of Stonegate Securities, Inc., for compensation relating to Stonegate acting as our placement agent. The shares were issued in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act.

On October 28, 2005, we entered into a subscription agreement with Petrofinanz GmbH pursuant to which Petrofinanz purchased 80,000 units, at a price of $1.25 per unit, with each unit consisting of one share of our common stock and one 2-year warrant to purchase one share of our common stock at an exercise price of $2.00 per share. The shares and warrants were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On January 5, 2006, and amended and restated on February 9, 2006 and April 28, 2006, we entered into a securities purchase agreement with Cornell Capital Partners, LP for the sale of $5,000,000 in secured convertible debentures and 12,000,000 warrants, of which 6 million warrants were issued on each of January 5, 2006 and April 28, 2006. We have issued all of the secured convertible debentures. The warrants entitle Cornell Capital to purchase 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.81 and 6,000,000 shares of our common stock exercisable for a period of five years at an exercise price of $0.93. All of the warrants were issued on January 5, 2006. The debentures and warrants were issued in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act. No underwriters were used.

On January 24, 2006, we issued 30,000 shares of common stock to Roger A. Leopard for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On January 24, 2006, we issued 30,000 shares of common stock to Geoff Evett for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On February 9, 2006, we issued 10,000 shares of common stock to Timothy Hart for services to us as an officer. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On February 9, 2006, we issued 192,188 shares of common stock to our advisors for services to us as advisors. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On April 19, 2006, we sold 181,818 shares of common stock to Petrofinanz GmbH, at a price of $1.10 per share for a total of $200,000. The shares and warrants were issued in reliance on the exemption provided by Regulation S as an offer and sale that occurred outside the United States and/or Rule 506 and/or Section 4(2) of the Securities Act.

On May 30 2006, we issued 500,000 shares of common stock to Michael Piazza for services to us as an officer. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On May 30 2006, we issued 120,000 shares of common stock to Eric Hanlon for services to us as a consultant. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On May 30, 2006, we issued 75,000 shares to three affiliates of Stonegate Securities, Inc., for compensation relating to Stonegate acting as our placement agent. The shares were issued in reliance on the exemption provided by Rule 506 and/or Section 4(2) of the Securities Act.

On July 20, 2006, we issued 25,000 shares of common stock to Roger A. Leopard for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On July 20, 2006, we issued 25,000 shares of common stock to Geoff Evett for services to us as a director. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

On September 21, 2006, we issued an aggregate of 218,125 shares of common stock to our advisors for services to us as advisors. This issuance is considered exempt pursuant to Rule 506 and/or Section 4(2) of the Securities Act.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D, Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Ignis Petroleum Group, Inc. or executive officers of Ignis Petroleum Group, Inc. and transfer was restricted by Ignis Petroleum Group, Inc. in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings. Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to “the Company” in this Exhibit List mean Ignis Petroleum Group, Inc., a Nevada corporation.

Exhibit No.	Description

3.1
Articles of Incorporation and amendments, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on October 13, 2005 and incorporated herein by reference.

3.2
Certificate of Amendment to Articles of Incorporation, filed with the Nevada Secretary of State on April 5, 2006, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 3, 2006 and incorporated herein by reference.

3.3	Bylaws of the Company, filed as an exhibit to the annual report on Form 10-KSB filed with the Securities and Exchange Commission on October 13, 2005 and incorporated herein by reference.

4.1
Amended and Restated Securities Purchase Agreement, dated April 28, 2006, by and between Ignis Petroleum Group, Inc. and Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2006 and incorporated herein by reference.

4.2
Secured Convertible Debenture issued to Cornell Capital Partners, LP by Ignis Petroleum Group, Inc., dated January 5, 2006, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

4.3
Warrant to purchase 3,086,420 shares of Common Stock, dated January 5, 2006, issued to Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

4.4
Warrant to purchase 2,688,172 shares of Common Stock, dated January 5, 2006, issued to Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

4.5
Amended and Restated Registration Rights Agreement, dated April 28, 2006, by and between Ignis Petroleum Group, Inc. and Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2006 and incorporated herein by reference.

4.6
Amended and Restated Security Agreement, dated February 9, 2006, by and between Ignis Petroleum Group, Inc. and Cornell Capital Partners, LP, filed as an exhibit to the registration statement on Form SB-2, file number 333-131774, filed with the Securities and Exchange Commission on February 10, 2006 and incorporated herein by reference.

4.7
Insider Pledge and Escrow Agreement, dated January 5, 2006, by and among Ignis Petroleum Group, Inc., Cornell Capital Partners, LP, Philipp Buschmann, Michael Piazza and David Gonzalez, Esq. as escrow agent, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

4.8
Pledge and Escrow Agreement, dated January 5, 2006, by and among Ignis Petroleum Group, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq. as escrow agent, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

4.9
Escrow Termination Agreement, dated February 9, 2006, by and among Ignis Petroleum Group, Inc., Cornell Capital Partners, LP and David Gonzalez, Esq., filed as an exhibit to the registration statement on Form SB-2, file number 333-131774, filed with the Securities and Exchange Commission on February 10, 2006 and incorporated herein by reference.

4.10
Secured Convertible Debenture issued to Cornell Capital Partners, LP by Ignis Petroleum Group, Inc., dated February 9, 2006, filed as an exhibit to the registration statement on Form SB-2, file number 333-131774, filed with the Securities and Exchange Commission on February 10, 2006 and incorporated herein by reference.

4.11
Irrevocable Transfer Agent Instructions, dated January 5, 2006, by and among Ignis Petroleum Group, Inc. and David Gonzalez, Esq. filed as an exhibit to the amended registration statement on Form SB-2/A, file number 333-131774, filed with the Securities and Exchange Commission on April 14, 2006 and incorporated herein by reference.

4.12
Secured Convertible Debenture issued to Cornell Capital Partners, LP by Ignis Petroleum Group, Inc., dated April 28, 2006, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2006 and incorporated herein by reference.

4.13
Warrant to purchase 3,086,420 shares of Common Stock, dated April 28, 2006, issued to Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2006 and incorporated herein by reference.

4.14
Warrant to purchase 2,688,172 shares of Common Stock, dated April 28, 2006, issued to Cornell Capital Partners, LP, filed as an exhibit to the current report on Form 8-K, filed with the Securities and Exchange Commission on May 1, 2006 and incorporated herein by reference.

4.15
Form of warrants issued to Petrofinanz GmbH, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 3, 2006 and incorporated herein by reference.

4.16
Form of warrants to be issued to Robert R. Blakely, Scott R. Griffith and Robert R. Blakely, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 3, 2006 and incorporated herein by reference.

5.1
Sichenzia Ross Friedman Ference LLP Opinion and Consent, filed as an exhibit to the registration statement on Form SB-2 filed with the Securities and Exchange Commission on May 3, 2006 and incorporated herein by reference.

10.1
Stock Exchange Agreement, dated May 11, 2005, by and among Sheer Ventures, Inc. and shareholders of Ignis Petroleum Corporation, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.2
Farmout Agreement, dated August 23, 2004, by and between Dragon Energy Corporation and Argyle Energy, Inc. regarding Barnett Crossroads Prospect, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2006 and incorporated herein by reference.

10.3
First Amendment of Farmout Agreement, dated September 30, 2005, by and between Dragon Energy Corporation and Argyle Energy, Inc. regarding Barnett Crossroads Prospect, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2006 and incorporated herein by reference.

10.4
Side Letter to First Amendment of Farmout Agreement dated September 30, 2005, by and between Dragon Energy Corporation and Argyle Energy, Inc. regarding Barnett Crossroads Prospect, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2006 and incorporated herein by reference.

10.5
Ratification and Amendment of Farmout Agreement, First Amendment of Farmout Agreement, and Side Letter to First Amendment of Farmout Agreement dated March 14, 2006, by and among Dragon Energy Corporation, Ignis Petroleum Corporation, Bayou City Exploration, Inc. f/k/a Blue Ridge Energy, Inc., Argyle Energy, Inc. and Newton Properties, Inc. regarding Barnett Crossroads Prospect, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on March 14, 2006 and incorporated herein by reference.

10.6
Letter Agreement, dated March 31, 2005, by and among Argyle Energy, Inc., Newton Properties, Inc. and Blue Ridge Energy, Inc. regarding North Wright Prospect Area, Acadia Parish, Louisiana, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.7
Letter Agreement, dated April 22, 2005, by and between Newton Properties, Inc. and Ignis Petroleum Corporation regarding North Wright Prospect Area, Acadia Parish, Louisiana, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.8
Letter Agreement, dated September 1, 2005, by and among Argyle Energy, Inc., Ignis Petroleum Corporation and Bayou City Exploration, Inc. (f/k/a Blue Ridge Energy, Inc.) regarding North Wright Prospect Area, Acadia Parish, Louisiana, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.9
Letter Agreement, dated September 30, 2005, by and among Ignis Petroleum Group, Inc., Newton Properties, Inc. and Ignis Petroleum Corporation regarding North Wright Prospect, Acadia Parish, Louisiana, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.10
Participation Agreement, dated June 14, 2005, by and between Ignis Petroleum Corporation and Kerr-McGee Oil & Gas Onshore LP. d/b/a KMOG Onshore LP regarding Acom A-6 Prospect, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.11
Subscription Purchase Agreement, dated January 9, 2006, by and between Ignis Petroleum Corporation and Provident Oil and Gas Partners #1 regarding Barnett Shale Prospect, filed as an exhibit to the registration statement on Form SB-2, file number 333-133768, filed with the Securities and Exchange Commission on June20, 2006 and incorporated herein by reference.

10.12	Crimson Bayou Participation Agreement, dated November 30, 2005, by and between Range Production I, L.P. and Ignis Petroleum Corporation regarding Crimson Bayou Prospect (filed herewith).

10.13
Letter Agreement, dated April 21, 2005, by and between Ignis Petroleum Corporation and Michael P. Piazza, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.14
Letter Agreement, dated September 22, 2005, by and among Ignis Petroleum Group, Inc., Newton Properties, Inc. and Ignis Petroleum Corporation regarding $375,000 convertible note, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.15
Letter Agreement, dated September 22, 2005, by and among Ignis Petroleum Group, Inc., Newton Properties, Inc. and Ignis Petroleum Corporation regarding $1,125,000 convertible note, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.16
Letter Agreement, dated September 22, 2005, by and among Ignis Petroleum Group, Inc., Ignis Petroleum Corporation and Michael P. Piazza, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.17
Letter Agreement, dated August 8, 2005, by and between Ignis Petroleum Group, Inc. and Alexander A. Kulpecz, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.18
Letter Agreement, dated August 17, 2005, by and between Ignis Petroleum Group, Inc. and Frederick C. Stein, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.19
Letter Agreement, dated August 17, 2005, by and between Ignis Petroleum Group, Inc. and Joseph Gittelman, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.20
Stock Purchase Agreement, dated June 15, 2005, by and among Sheer Ventures, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 11, 2005 and incorporated herein by reference.

10.21
Placement Agency Agreement, dated as of October 21, 2005, by and between Ignis Petroleum Group, Inc. and Stonegate Securities, Inc., filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

10.22
Amendment to Placement Agency Agreement, dated December 29, 2005, by and between Ignis Petroleum Group, Inc. and Stonegate Securities, Inc., filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 10, 2006 and incorporated herein by reference.

10.23
Subscription Agreement, dated July 26, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2005 and incorporated herein by reference.

10.24
Subscription Agreement, dated October 18, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2005 and incorporated herein by reference.

10.25
Subscription Agreement, dated October 28, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2006 and incorporated herein by reference.

10.26
Loan Agreement, dated December 22, 2005, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 9, 2006 and incorporated herein by reference.

10.27
2006 Incentive Stock Plan of Ignis Petroleum Group, Inc. adopted January 30, 2006, filed as an exhibit to the definitive information statement on Schedule 14C filed with the Securities and Exchange Commission on March 16, 2006 and incorporated herein by reference.

10.28
Letter Agreement, dated March 29, 2006, by and between Ignis Petroleum Corporation and Newton Properties, Inc. filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2006 and incorporated herein by reference.

10.29
Letter Agreement, dated April 13, 2006, by and among Ignis Petroleum Corporation, Argyle Energy, Inc. and Bayou City Exploration, Inc. filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on April 19, 2006 and incorporated herein by reference.

10.30
Letter agreement, dated January 20, 2006, by and between Ignis Petroleum Group, Inc. and Roger A. Leopard filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006 and incorporated herein by reference.

10.31
Letter agreement, dated January 20, 2006, by and between Ignis Petroleum Group, Inc. and Geoff Evett filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on January 26, 2006 and incorporated herein by reference.

10.32
Subscription Agreement, dated April 19, 2006, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the registration statement on Form SB-2, file number 333-133768, filed with the Securities and Exchange Commission on June 20, 2006 and incorporated herein by reference.

10.33
Letter Agreement, dated January 24, 2006, by and between Ignis Petroleum Group, Inc. and Eric Hanlon, filed as an exhibit to the registration statement on Form SB-2/A, file number 333-133768, filed with the Securities and Exchange Commission on July 21, 2006 and incorporated herein by reference.

10.34
Amended and Restated Loan Agreement, dated August 28, 2006, by and between Ignis Petroleum Group, Inc. and Petrofinanz GmbH, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006 and incorporated herein by reference.

10.35	Form of Indemnification Agreement, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2006 and incorporated herein by reference.

10.36
Purchase and Sale Agreement dated September 27, 2006, by and among W.B. Osborn Oil & Gas Operations., Ltd., St. Jo Pipeline, Limited and Ignis Barnett Shale, LLC, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on October 3, 2006 and incorporated herein by reference.

10.37
Employment Agreement, dated October 16, 2006, by and between Ignis Petroleum Group, Inc. and John M. Glynn, filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 7, 2006 and incorporated herein by reference.

21.1	List of subsidiaries (filed herewith).

23.1	Consent of De Meo, Young McGrath (filed herewith).

23.2	Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Dallas, State of Texas, on November 15, 2006.

IGNIS PETROLEUM GROUP, INC.

Date: November 15, 2006	By:	/s/ MICHAEL P. PIAZZA
Michael P. Piazza
President, Chief Executive Officer, Treasurer and Director

Date: November 15, 2006	By:	/s/ TIMOTHY HART
Timothy Hart
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.

	Signature	Title	Date

/s/Michael P. Piazza
	Michael P. Piazza	President, Chief Executive Officer, Treasurer and Director	November 15, 2006

/s/ Timothy Hart
	Timothy Hart	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 15, 2006

*
	Philipp Buschmann	Director	November 15, 2006

*
	Geoffrey Evett	Director	November 15, 2006

	Roger Leopard	Director	November 15, 2006

* By:	/s/ MICHAEL P. PIAZZA
Michael P. Piazza Attorney-in-fact